CWS Investments, Inc.	Offering Circular
File No. 024-11857

EXPLANATORY NOTE

This Post-Qualification Amendment No. 8 amends the Offering Statement of CWS Investments, Inc. originally qualified on July 13, 2022, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

CWS Investments, Inc.

Up $75,000,000 of Preferred Stock

5242 Port Royal Rd #1785

North Springfield, VA 22151

866-226-5736

www.7einvestments.com

Dated August 19, 2024

CWS Investments, Inc. (the “Company”)1 is offering a combined maximum amount of $75,000,000 of a single class (“Class A”) of Redeemable Series A Preferred Stock (“Preferred Stock” or “Shares”) in the Company at an offering price of $10.00 per share. The Company offers Class A Preferred Stock to accredited and non-accredited investors.2 The Company is not selling any shares of common stock in this Offering. The minimum permitted purchase is $5,000 for Class A Preferred Stock. The Company is also offering up to 525,000 Bonus Shares of Class A Preferred Stock (“Bonus Shares”) that will be issued at no cost to investors. Further information on the securities being offered per the table below and can be found on page 28.

The amount of Bonus Shares per investment to which an investor is entitled is based on a percentage of the amount invested, is as outlined below. Investors receiving the Bonus Shares will pay an approximate effective price as outlined below.

Investment Amount	Bonus Share %	Effective Price
$0-$24,999	0.00%	$10.00
$25,000 - $49,999	4.00%	$9.61
$50,000-$99,999	5.00%	$9.52
$100,000-$249,999	6.00%	$9.43
$250,000+	7.00%	$9.35

By way of example only, an investor who invests $25,000 will receive 100 Bonus Shares; an investor who invests $50,000 will receive 250 Bonus Shares; an investor who invests $100,000 will receive 600 Bonus Shares, and an investor who invests $250,000 will receive 1,750 Bonus Shares. No partial Bonus Shares will be offered.

The Company was previously qualified on July 13, 2022 and began to offer Shares immediately thereafter and has $24,588,350 of Class A Preferred Stock outstanding as of June 30, 2024. In addition, the Company has $1,169,970 of Bonus Shares outstanding as of June 30, 2024. The aggregate total of Class A Preferred Stock outstanding is $25,758,320 as of June 30, 2024.

Investors will be required to hold their Shares for four (4) years from the date of the Company’s receipt and deposit of the invested funds (the “Class A Lockup Period”). Early redemption requests for reasons of financial hardship or emergency during the Class A Lockup Period may be considered on a case-by-case basis subject to a penalty against the amount invested, as well as the loss of Bonus Shares, as further described on page 29, Description of Securities – Limited Right of Liquidity.

[1]	On March 9, 2024, the Company began operating under a fictitious business name, specifically, 7e Investments (7e). A fictitious business name is a trade name in which a business may operate under a different name than that of a legal name, which in this case, is CWS Investments, Inc. The use of a fictitious business name does not create limited liability protection, as a fictitious business name is not a separate entity. The fictitious business name is used in addition to the official legal name and was created and is used for the purposes of operations and marketing efficiencies. The fictitious business name is not a separate or distinct legal entity. It is distinguishable in name only.
[2]	The Company also offers Series A Redeemable Class B Preferred Stock, Series A Redeemable Class C Preferred Stock, and Series A Redeemable Class D Preferred Stock through a Regulation D 506(c) offering for accredited investors only. The minimum permitted purchase is $100,000 for the referenced classes of Redeemable Preferred Stock offered through our Regulation D 506(c) offering. The maximum aggregate amount of the Regulation D 506(c) offering is $75,000,000. As of June 30, 2024, the Company has $888,000 of Series A Class B Preferred Stock, $800,000 of Series C Preferred Stock and $0 of Class D Preferred Stock outstanding, for an aggregate total outstanding of $1,688,000.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 before deciding to invest.

The Company, as well as this Offering, is being managed by a management team led by Christopher Seveney and Lauren Wells (“Management”). There is no existing public trading market for our common stock. For the time being, we do not intend to apply for listing of the common stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market, however, the Company reserves the right to later amend this Offering in the event that the Company seeks to apply for listing on an exchange.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this offering circular is accurate or complete. Any representation to the contrary is a criminal offense.

Redeemable Series A Preferred Stock

The Redeemable Series A Preferred Stock in the Company will be offered to prospective investors. Each share of Series A Preferred Stock will have an initial stated value of $10 per share (the “Stated Value”), subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Series A Preferred Stock. To date, there have been no recapitalizations, stock dividends, stock splits, stock combinations, and/or reclassifications, nor are any expected in the immediate future. The Series A Preferred Stock will be offered and sold publicly at a price of $10 per share. The Shares will not be certificated. The Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon our liquidation, dissolution or winding up. The shares rank pari passu with Class B, Class C and Class D Shares. Holders of our Series A Preferred Stock will have no voting rights.

Redeemable Class A Preferred Stock

The minimum investment amount of Class A Preferred Stock is $5,000. Holders of Class A Preferred Stock are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends on each share of Class A Preferred Stock at a per annum rate of 8% of the Stated Value of such share. Dividends are payable in monthly installments on the first day of each month (or the next following business day thereafter in the event such date is not a business day with no additional interest accruing). Dividends on each share of Class A Preferred Stock will begin accruing on, and will be cumulative from, the first day of the month following the month in which the subscription agreement for the Shares was completed and accepted by the Company (the “Date of Issuance”) and regardless of whether Management declares and pays such dividends. Holders of Class A Preferred Stock shall be required to hold their stock for a minimum of 48 months. The Offering is made through MIT Associates LLC,3 Member FINRA/SIPC, who will act as the broker/dealer of record.

	Price per Share	Maximum Offering
Public Offering Price	$10	$75,000,000	[4]
Dealer Manager Fee	$0.1	$750,000
Selling Commission	$0.65	$4,875,000
Proceeds, before expense, to Company	$9.25	$69,375,000	[4]

[3]	MIT Associates LLC is a registered broker-dealer with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (FINRA). Pursuant to the Broker-Dealer Agreement, MIT Associates LLC will serve as broker of record for the Company’s Regulation A offerings, as well as its Regulation D 506(c) offering filed with the SEC on February 2, 2023 (the “Offerings”). This includes the 1% commission, but it does not include independent selling broker dealer compensation, independent selling broker dealer due diligence and marketing fees, or wholesaling fees. See “Plan of Distribution” for more details.

[4]	This excludes Bonus Shares. This excludes Bonus Shares. The Company may issue up to 7,500,000 shares of Class A Preferred Stock and 525,0000 Bonus Shares of Class A Preferred Stock. The Bonus Shares will be issued without any additional consideration received by the Company. If the Company issues all Bonus Shares in this Offering, the effective cash price per share paid by investors in this Offering would be $9.35.

To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value.

The Company initially commenced the sale of the Shares as of qualification on July 13, 2022, and has continuously offered Shares since that time. There is no minimum number of Shares that must be sold before we can close this offering and use any proceeds. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Description of Capital” for a description of our Preferred stock.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY BONDS OR SHARES IN THIS OFFERING.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Offering Circular follows the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

ITEM 2: TABLE OF CONTENTS

i

SUMMARY AND RISK FACTORS

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to the Company.

SUMMARY

Issuer. The Company is a Virginia based corporation formed on February 22, 2022, that acquires and manages real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties. The Company purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (the “Notes”) throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. We define loan to value (“LTV”) as a percentage of the sum of the unpaid balance plus all senior debt, divided by the estimated value of the collateral. The Company also engages in originating business purpose loans5 throughout the United States. While the Company primarily invests in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also invests in middle and upper class single family homes and smaller multi-family residential properties. While the Company will typically make the aforementioned investments on a cash basis, it reserves the right to employ the use of credit facilities to enhance its buying power. In no event will the Company acquire debt from a credit facility in excess of 70% of loan to value to purchase assets.

The Company had a Net Operating Loss (“NOL”) of $1,049,822 from January 1, 2023 through December 31, 2023 (“Operating Period”) and a NOL of $882,621 from Inception (February 22, 2022) to December 31, 2022 (“Prior Operating Period”). Our loan to value at December 31, 2023 was 57% which we consider favorable since it is below 80%. We believe a lower LTV reduces the mortgages susceptibility to fluctuations in home prices. Generally, conventional loans below 80% LTV does not require mortgage insurance to protect against default.

The Company’s Management has decades of combined experience in real estate, loan transactions, lending and analyses, regulatory compliance, and real estate portfolio management.

SUMMARY RISK FACTORS

An investment in our Preferred Stock involves numerous risks and uncertainties, including those highlighted in the section of this offering circular titled “Risk Factors.” These risks include the following:

●	We have approximately two years of operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives;

●	We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives;

●	We have set the offering price in this Offering arbitrarily and it may not reflect the value of our common stock;

●	If you purchase our Preferred Stock in this Offering, you will experience substantial and immediate dilution; and

●	There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

[5]	Business Purpose Loans, also called “bridge loans,” are short-term loans made to non-owner-occupied borrowers secured by real estate. These loans are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. These loans are typically issued to borrowers to perform renovations to the property or acquire a property. Business Purpose loans generally are interest only with the entire principal balance due at maturity and are less than twenty-four months in duration. The Company will only issue Business Purpose Loans secured by real estate and will not issue loans for non-real estate-related purposes.

REGULATION A+

We are offering our Preferred Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+. The offering was originally qualified with the SEC on July 13, 2022, and through this post-qualification summary, will continue to offer the Shares for another 12 months, for a total offered of $100,758,3206 million in a rolling 36-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

SUMMARY OF THE OFFERING

Issuer	CWS Investments, Inc.

Securities Offered	We are currently offering up to 7,500,000 shares of Class A Preferred Stock and up to 525,000 Bonus Shares of Class A Preferred Stock. There is no requirement that any number of any class of Preferred Stock be sold. We are not offering Common Stock. The Preferred Stock being offered will have no voting rights.

Preferred Dividend Return	Class A Preferred Stock - We will issue dividends up to 8% to be paid monthly. The minimum investment amount is $5,000. Shareholders will be required to hold their shares for a minimum of four (4) years, subject to redemption provisions set forth on page 29.

Offering Price	$10 per Share.

[6]	This figure consists of the $25,758,320 sold from July 13, 2022 through June 30, 2024, as well as the $75,000,000 being offered over the coming year pursuant to this post qualification offering.

RISK FACTORS

Our Preferred Stock involves a high degree of risk. In deciding whether to purchase our Preferred Stock, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the Preferred Stock you purchase and could cause you to lose all or part of your initial purchase price.

No Guaranty of Distributions: The ability of the Company to make the distributions you expect, and ultimately to give you your money back, depends on a number of factors, including some beyond its control. Nobody guarantees that you will receive distributions.

Risks Relating to Our Industry

Real Estate is Speculative: Real estate is notoriously speculative and unpredictable. Most or all the assets purchased by the Company are and will be backed by real estate. If the real estate market declines, the Company might not be able to pay the return you expect or even to pay back your investment. The real estate industry has seen numerous ebbs and flows over the past two decades, including the notorious downturn in 2007-2009. These events impact the ability of the Company to generate revenue and in turn, distribute dividends and proceeds.

Risks Relating to Real Estate Loans

The ultimate performance and value of the Company’s investments will depend upon, in large part, the Borrower’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws.

The Company may have difficulty protecting its rights as a noteholder, which may result in the Company incurring additional costs and expenses.

These additional risks include, but are not limited to:

●	Foreclosure proceedings may be subject to protracted delays and/or litigation, during which time the secured property may deteriorate and/or decrease in value;

●	The Company may not be able to pursue deficiency judgments after it forecloses for various legal and/or practical reasons;

●	The Borrowers may file for bankruptcy protection during the re-negotiation/liquidation process or may have obtained a Bankruptcy discharge prior to the purchase of the Notes. In such situations, federal Bankruptcy law will govern the Company’s liquidation options. In the event of a Bankruptcy filing, the Company’s ability to liquidate the asset will be severely impacted and protracted.

Management has limited experience in mortgage loan underwriting: We began buying mortgage loans in 2018 and originating real estate loans in 2023. A limited number of our Management team has experience in mortgage loan underwriting (see “Management Discussion”). If the method adopted by us for evaluating potential non-performing loans or business purpose loans proves flawed, investors may not receive the expected returns. Although our Grading System utilized by the Company is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the Grading Algorithm will accurately assess the risks associated with the Borrower or the property for which the loan is being sought.

Risks Related to Non-Performing Mortgage Loans

Borrower’s Failure to Pay: The Company intends to purchase performing and non-performing Notes. There is the risk that the performing Notes may become non-performing, and the non-performing Notes may not be able to be re-negotiated into performing Notes, through no fault of the Company. A risk associated with this business is that non-performing Notes may never perform or may start performing, but then stop performing. The Company considers numerous factors when contemplating the purchase of Notes. There is no guaranty that a Note will always perform or that it can be re-negotiated with the Borrower, or that the Borrower will uphold its obligations under the re-negotiated Note.

Pricing of Loans: The ability of the Company to generate revenue and to make distributions to Investors depends on the Company’s ability to accurately value prospective loans for purchase. Although the Company and its advisors rely on various objective criteria, the value of these loans has generally proven to be a fairly subjective endeavor that depends on a variety of factors. The factors include issues related to the underlying note (length of default, borrower bankruptcy, value of collateral, ability to modify, etc.) as well as issues related to the seller (need for capital, dissolution requirements, and varying other business objectives). There is no guaranty that the Company and its advisors will be successful.

Incomplete Due Diligence: The Company performs significant “due diligence” on the Notes prior to purchase. This includes the review of any available information about the loans and the underlying collateral. Despite best efforts, it is impossible to review all of the information about a given loan and there is no assurance that all of the information that was provided/obtained is accurate. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Information supplied by Borrowers may be inaccurate or intentionally false: Borrowers supply a variety of information to servicing companies which are reviewed during our underwriting process, of which is not independently verified. For example, since we are not owners of the loan, there is no independent verification of the information about the financial condition of the Borrower. Further, the information the Borrowers supply may be inaccurate or intentionally false.

Our Management team has limited experience in non-performing loans: We began buying mortgage loans in 2018. A limited number of our Management team has experience in non-performing mortgage loans See “Management Discussion”. If the method adopted by us for evaluating potential non-performing loans proves flawed, investors may not receive the expected returns. Although our Valuation System utilized by the Company is based upon historical data and certain quantifiable characteristics that have been developed and is primarily driven by asset value and Borrower’s ability to repay, there is no assurance that the Valuation System will accurately assess the risks associated with the Borrower or the property for which the loan is being sought.

Risks Related to Business Purpose Mortgage Loans

Potentially Limited Recourse

A standard Business Purpose Mortgage Loan will be secured by a lien against the underlying real property for which the loan was provided, as well as guaranty agreements executed by the principals of the corporate borrower. Despite the presence of the guaranty agreements, it is possible that the our remedy in the event of nonpayment may be limited to the value of the real property securing the debt. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a lender’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a lender must elect either to sue for recovery under the obligation or pursue foreclosure against the real property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Other jurisdictions may implement a judicial foreclosure process, where the lender must first petition the courts of that jurisdiction in order to obtain title to the real property. This process delays foreclosure efforts (by up to a year) and increases collection expenses, both of which increase the chance that we will not recoup all of our investment. If the Borrower fails to make payments on the loan and our remedy is limited to the value of the real property securing the loan, it is possible that it will have an impact on our ability to deliver returns and could impact the Company’s ability to return the investment.

Potential risks associated with construction loans

Construction loans are typically those loans provided to borrowers to fund the cost of renovations to real property. The success of construction loans is dependent on the performance of third parties, including the Borrower and its principal(s), over which we have no control. The Borrower typically owns and controls the construction project and is responsible for various management functions that are essential to the success of the project. Poor management on the part of the Borrower, or its principals, could adversely affect the financial performance of the project or expose the project to unanticipated operating risks, which could reduce the project cash flow and adversely affect the Borrower’s ability to repay the loan.

Potential risks associated with inaccurate or incomplete information.

The Company does its best to obtain complete and accurate information from prospective borrowers in the underwriting phase. Sometimes, credit information may be inaccurate or may not accurately reflect the creditworthiness of the Borrower or its principals. In the course of our underwriting, we obtain credit information about the Principals of the Borrower from consumer reporting agencies, such as TransUnion, Experian or Equifax. A credit score assigned to a principal may not reflect the actual creditworthiness of the Borrower or its principals. In addition, the information obtained from the credit report is not verified and the credit score of the principal may be based on outdated, incomplete or inaccurate consumer reporting data. Additionally, there is a risk that, after the underwriting team has completed our credit review, the principal may have:

•	become delinquent in the payment of or defaulted under an outstanding obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Inaccuracies in the credit information obtained or subsequent events that materially impact the ability to repay the Loan or reduce creditworthiness may increase the risk that the Borrower will default on its Loan, which will increase risk.

Information supplied by Borrowers, including information on the project summaries, may be inaccurate or intentionally false. Much of the information provided by Borrowers during the application and underwriting process is not independently verified, and, although Borrowers represent and warrant in the Loan Agreement as to the accuracy of such information, it may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its principals, including the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. Borrowers may misrepresent their intentions for the use of Loan Proceeds, and, such misrepresentations negatively impact the Borrower’s ability to make its payments under the Loan, which could lead to a default,

Risks relating to Management’s limited experience in business purpose loans.

Our management team has limited experience in mortgage loan underwriting: We began originating business purpose loans in 2023. A limited number of our Management team has experience in mortgage loan underwriting See “Management Discussion.” Mistakes and/or errors in the underwriting or evaluation of potential business purpose loans may have an impact on the Company’s ability to provide a return. Although the Company’s evaluation system is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the evaluation will accurately assess the risks associated with the Borrower or the property for which the Loan is being sought.

Risks relating to balloon payments.

Business Purpose Loans typically do not provide for any principal amortization prior to a balloon principal payment at maturity. Real estate loans that have a balloon principal payment at maturity may have a higher risk of default at maturity than fully amortizing loans. In addition, since the principal of these loans is repaid at maturity, the amount of loss upon default is generally greater than on other loans that provide for more principal amortization.

Risks Relating to the Company’s Business

The Company Does Not Have A Credit Rating: The Company has not been rated by credit rating agency and, as a result, Investors have no objective measure by which to judge the creditworthiness of the Company.

Role of Management: Investors will have no right to vote and will have a limited ability to participate in the management of the Company. Management will make all investment and management decisions. As a result, the success of the Company will depend almost exclusively on the skills of the President and Chief Executive Officer, Christopher Seveney and Chief Strategy Officer, Lauren Wells. If Mr. Seveney and Mrs. Wells resigned, died, or became ill, the Company and its Investors could suffer.

The Company has less than two years of an Operating History: Although the principal of the Company has been engaged in the real estate, finance, and construction industries for over 25 years, the Company is a relatively new business. Like any new business, the Company faces numerous challenges, including attracting and retaining qualified employees, marketing, and capital formation. If the Company failed in any of these or other key areas, the whole business could fail.

We have incurred net losses in the past, and we may incur net losses in the future. Our Net Operating Loss was $1,049,822 and $882,621 for the years ended December 31, 2023 and December 31, 2022, respectively. We have not been profitable since our inception, and we may not become profitable. In addition, we expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may never become profitable.

Limitation on Rights in Bylaws: The Bylaws limits your rights in several important ways, including these:

●	The Bylaws limits the rights of Investors to bring legal claims against Management.

●	The Bylaws limits the rights of Investors to obtain information about the Company and to inspect its books and records.

●	Investors have a limited right to remove Management.

●	Management is empowered to amend the Bylaws in certain respects without Investor consent.

●	Investors have a limited ability to sell or otherwise transfer their interest in the Company[7].

[7]	It is important to note that while Class A shares are subject to a four-year holding period, Class B, C, and D shares are subject to a three-year holding period. While we make every effort to mitigate material risks to investors, the extra year of duration could include added risks. Should certain risks outlined in this Offering occur during that one-year difference, Investors in Class A shares may be exposed to that risk where they would not necessarily be exposed to such a risk if they had invested instead in Class B, C, or D shares.

●	The Class A Preferred Stock of the Company is subject to certain lock-up provisions that restrict the ability of Investors to redeem their investment for a period of four (4) years from the date of the Company’s receipt and deposit of the invested funds. For more information on the Lockup Period and early redemption requests, see page 29, Description of Securities - Limited Right of Liquidity.

●	The Bylaws provide that all disputes will be adjudicated in Fairfax County, Virginia. A copy of the Bylaws is attached hereto as Exhibit 2.2.

Conflicts of Interest: The Company’s interests could conflict with your interests in a number of important ways, including these:

●	While members of our Management team have business interests wholly unrelated to the Company and its affiliates, those interests are limited and require a limited commitment of time.

●	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

●	The lawyer who prepared the Bylaws, the Investment Agreement, and this Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

No Market for the Securities: There are several obstacles to selling or otherwise transferring your Shares:

●	There will be no established market for your Shares in the Company.

●	There are early withdrawal penalties in the event that you wish to redeem your Class A Preferred Stock prior to the expiration of the Lockup Period. Therefore, you should plan to own your Class A Preferred Stock for four years. For more information on the Lockup Period and early redemption penalties, which includes the loss of Bonus Shares, see page 29, Description of Securities - Limited Right of Liquidity.

Past Performance Does Not Guaranty Future Performance: There is no guaranty that the Company will replicate the Company’s performance over the past two years or the performance of the Affiliates.

Risk of Failure to Comply with Securities Laws: Affiliates of the Company have previously sold securities relying the exemptions under Rule 506(b) and (c) of Regulation D issued by the Securities and Exchange Commission, and the current Offering by the Company relies on the exemption under Regulation A. In all cases, we have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the Federal government and State regulators, as well as to lawsuits from investors.

Asset-Backed Securities: Securities laws generally include two definitions of the term “asset-backed security.” If the Preferred Stock were treated as “asset-backed securities” within the meaning of the first of these definitions, we would not be allowed to sell them in this Offering. If the Preferred Stock were treated as “asset-backed securities” within the meaning of the second of these definitions, the Company would be subject to substantial and onerous reporting obligations. For the reasons described in the “Asset-Backed Securities” section starting on page 30, we do not believe that the Preferred Stock constitutes asset-backed securities under either definition. If the Securities and Exchange Commission or another regulatory body were to conclude otherwise, however, we might be unable to complete the Offering, or we might be subject to onerous reporting obligations.

Mortgage Investment business is heavily regulated: The mortgage investment business is complex and heavily regulated. Our business is subject to extensive licensing requirements, consumer protection laws, foreclosure laws and regulatory oversight by federal, state and local governmental authorities. We may be required to devote substantial resources to compliance matters, and we may incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with both existing and future laws, our business, reputation, financial condition, and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things, (i) loss of our licenses to engage in the mortgage investment businesses, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

Licensing requirements applicable to mortgage investing business: Many states impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. Any failure to be appropriately licensed may prevent us from pursuing business opportunities that could be beneficial to the Company, and could expose us to investigations, lawsuits, administrative proceedings, costs (including attorneys’ fees), fines, judgments, penalties, or other consequences, which could materially and adversely affect our financial condition.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make distributions to our shareholders. Nearly all of our properties require some level of renovation either immediately upon their acquisition or in the future. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditure. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our shareholders may be adversely affected.

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us. We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by us or third-party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

If we pay distributions from sources other than cash flow from operations, we will have less capital available for investments and your overall return is likely to be reduced. Our distribution policy is to use our cash flow from operations to make distributions to shareholders, however, we reserve the right to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less capital available to make investments, and your overall return is likely be reduced.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses. In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type does arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss. Many of our loans and investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as a non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect the results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Other Real Estate Related Risks in General

The Company’s real estate-related investments will be subject to varying degrees of risk and significant fluctuations in their value. The value of the Company’s investments depends upon the Borrower’s ability to make the necessary loan payments and the ability to create value out of non-performing Notes. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgage companies; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company’s investments experience any of the foregoing events or occurrences, the ability of the real property owner to pay the interest and principal on any debt securities would be negatively impacted.

As discussed throughout this Offering, the market for the mortgage loans can be tight. In an effort to generate cashflow in the event that the Company is unable to source mortgage loans for purchase, the Company may opportunistically purchase single family and small multi-family residential properties. If investing in single family homes and/or multi-family property, the Company expects to do so on a cash basis, but in no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset. Depending on the condition of the properties, the Company may either immediately rent said properties in order to generate residual income, or it may renovate and thereafter sell or rent the properties.

Results will be subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in national, regional or local economic, demographic or real estate market conditions;

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

o	macroeconomic shifts in demand for rental homes;

o	inability to rent homes in a timely basis, on attractive terms, or at all;

o	failure of tenants to pay rent when due or otherwise perform their lease obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable investment properties;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to rental properties;

●	State licensing requirements for landlords;

●	changes in interest rates and availability of financing that may render the acquisition of any properties difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	potential delays in leasing;

●	changes in laws, including those that increase operating expenses or limit our ability to increase rental rates;

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties;

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance, and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

Digital Operations Risk

The Company is nearly paperless, with all documents secured and managed digitally. The Company utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

●	transaction or processing errors;

●	diversion of technical and other resources from other efforts;

●	loss of credibility with current or potential customers;

●	harm to reputation; or

●	exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

We rely upon Microsoft Web Services (“MWS”) to operate certain aspects of our service and any disruption of or interference with our use of the Microsoft Web Services operation would impact our operations and our business would be adversely impacted. Microsoft Web Services provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by MWS. Currently, we run our loan management software on MWS. Given this, along with the fact that we cannot easily switch our MWS operations to another cloud provider, any disruption of or interference with our use of MWS would impact our operations and our business would be adversely impacted.

Risks relating to personally identifiable information

We will routinely collect, process, store, use and disclose personal information of borrowers (including, but not limited to, names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information). Such information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

Risks Related to the Company’s Limited Operating History

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives. As a result, an investment in our Preferred Stock entails more risk than an investment in the stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our Preferred Stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain capital;

●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	governmental regulation relating the mortgage and lending industry, to include additional regulation relating to foreclosures;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for assets;

●	costs that are beyond our control, including title litigation, litigation with borrowers, legal compliance, real estate taxes, HOA fees and insurance;

●	population, employment or homeownership trends in our markets;

We have minimal operating capital and limited revenue from operations as of this Offering. We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from this Offering. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in events which would have a material adverse effect on us and our shareholders.

We have been organized as a corporation which will result in an additional level of taxation not incurred by entities organized as pass-through entities. We were formed as a corporation and have elected to be taxed as a corporation. As a result, unlike limited liability companies, limited partnerships, and other pass-through entities that do not incur tax at the entity level, both we and the holders of our common stock will incur tax on any earnings generated by our real estate subsidiaries that are distributed to the holders of our common stock.

The distributions made pursuant to the Class A Preferred Stock dividend provisions will be taxable as dividends to shareholders only to the extent of current and accumulated earnings and profits. To the extent the company does not have current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the shareholder’s adjusted basis. If distributions still exceed the amount of adjusted basis, such excess would be considered as capital gains income to the shareholder, who will generally be subject to federal (and possibly State) income tax on such gains at a rate that depends upon the shareholder’s holding period with respect to the shares in question, among other factors. Since the tax treatment of any distributions may vary according to the financial performance of the company, as well as the particular circumstances of the investor, investors should consult their own tax advisers, and should further not assume that the distributions will be subject to the same tax treatment from year to year.

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease. Pandemics, such as the COVID-19 pandemic, and outbreaks of infectious disease may adversely impact our business, results of operations, financial condition, and cashflows.

The Company may not be successful in availing ourselves of the Investment Company Act exclusions and/or exemptions, and even if the Company is successful, the exclusion would impose limits on our operations, which could adversely affect the operations.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Investment Company Act is generally intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the Investment Company Act).

An “investment company” under the Investment Company Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the Investment Company Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the Investment Company Act provides that a company is not an “investment company” within the meaning of the Investment Company Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the Investment Company Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title:…(5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”

The Company intends to conduct its operations so that neither the Company nor any of its subsidiaries or joint ventures will be required to register as investment companies under the Investment Company Act by primarily relying on an exemption from the definition of the investment company provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act as interpreted by the SEC staff, requires the Company to invest at least 55% of its assets in mortgages and other liens on, and interests in, real estate, including fee interests, leasehold interests in real estate and promissory notes fully secured by mortgages solely on real estate (known as “qualifying interests”), and at least 80% of the Company assets in qualifying interests plus real estate-type interests (such as loans where at least 55% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan and agency partial pool certificates) to qualify for the exemption. The Company intends to achieve the referenced balance, and therefore maintain an exemption from the Investment Company Act, by primarily investing in mortgages with loan to value characteristics less than 100%. Meaning, the Company only intends to purchase mortgages that are fully secured, as opposed to mortgages that are only partially secured by value in real property. The Company may also opportunistically invest in second mortgages and lease options if said assets possess similar loan-to-value characteristics.

Investors in the Company will not be entitled to the substantive protections of the Investment Company Act given the fact that the Company intends to operate such as to avoid registration under the Investment Company Act.

Although the Company will monitor the portfolio and income in an effort to comply with Section 3(c)(5)(C) and related guidance, there can be no assurance that the Company will be able to remain in compliance or maintain the exemption from registration. Registration under the Investment Company Act would require the Company to comply with a variety of substantive requirements that impose, among other things:

●	Limitation on capital structure;

●	Restrictions on specified investments;

●	Restrictions on leverage or senior securities;

●	Restrictions on unsecured borrowings;

●	Prohibitions on transaction with affiliates; and

●	Compliance with reporting, record keeping, voting, proxy disclosures and other rules and regulations that would significantly increase the operating expenses and fees.

Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions. In addition, if the Company is required to register as an investment company but fails to do so, it could be prohibited from engaging in the business, and criminal and civil action may be brought against the Company and its affiliates.

Registration with the SEC as an investment company would be costly, would subject the Company to a host of complex regulations and would divert attention from the conduct of its business, which could materially and adversely affect the Company and its Shareholders.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our Management. These policies may be amended or revised at any time and from time to time at the discretion of our Management without a vote of our shareholders. In addition, our Management may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

The rights of shareholders to take action against Management will be limited.

Our certificate of incorporation will eliminate the liability of our directors and officers to our shareholders for money damages to the maximum extent permitted under Virginia law. Under current Virginia law our directors and officers will not have any liability to us or our shareholders for money damages other than liability resulting from willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Our Bylaws will obligate us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Virginia law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Risks Related to an Investment in our Preferred Stock

We have set the offering price in this Offering arbitrarily and it may not reflect the value of the Preferred Stock. There is no public market for our Preferred Stock. The offering price for the Preferred Stock in this Offering has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to its assets, operations, book value or other established criteria of value.. The offering price of $10.00 per share in this Offering is substantially higher than the net tangible book value per share of our outstanding Preferred Stock immediately following the completion of this Offering. If you purchase shares of Preferred Stock in this Offering, you will experience substantial and immediate dilution in our net tangible book value per share. That is because the price that you pay will be substantially greater than the net tangible book value per share of the Preferred Stock that you acquire. This dilution is due in large part to the fact that our earlier investor paid substantially less than the offering price in this Offering when it purchased the shares of our Preferred Stock.

No public trading market for our shares currently exists, so it may be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount on the Offering price. We have no immediate plans to list our shares of common or Preferred Stock on any exchange or quotation service but reserve the right to do so in the future. Any resale of our Preferred Stock must comply with applicable state and federal securities laws. If you are able to sell your shares, you may have to sell them at a discount to their Offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

Our Management team will control the management of the Company and Christopher Seveney owns 75% of the common stock. Lauren Wells owns the remaining 25%, however is restricted and subject to certain vesting conditions. Christopher Seveney is the President of the Company and the Chairman of the Board. The Board of Directors consists of four (4) members, with the Chairman of the Board holding the tie-breaking vote. This ownership and management structure will prevent the Class A Stockholders from influencing significant decisions. As owners of Preferred Stock, you will not have the right to vote. For so long as Mr. Seveney continues to hold the common stock, he will be able to significantly influence or effectively control the composition of any board of directors and the approval of actions requiring shareholder approval through its voting power. Accordingly, this holder will have significant influence with respect to our management, business plans and policies in that the holder of the common stock and the Management team are virtually one in the same. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of Preferred Stock as part of a sale of our Company and ultimately might affect the value of your Preferred Stock.

There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

Because this is a “best effort” offering with no minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use the net proceeds from this Offering to invest in the acquisition and management of Notes, as well as initial start-up costs. Management will have broad discretion in the application of the net proceeds allocated to working capital purposes. Accordingly, you will have to rely upon the judgment of Management with respect to the use of these proceeds.

Our shareholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this Offering will not have preemptive rights to any shares we issue in the future. We may only issue up to $75,000,000 in shares of Preferred Stock pursuant to this Offering in any 12-month period (although we may raise capital in other ways). After your purchase in this Offering, our Management may elect to (i) sell additional shares in this or future Offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our stock. To the extent we may issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share, if provided for by your class of investment.

Our certificate of incorporation provides that the state courts of Virginia will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Nothing in our certificate of incorporation precludes stockholders that assert claims under the Securities Act of 1933 or the Securities Exchange Act of 1934 from bringing such claims in state or federal court, subject to applicable law.

Our focus on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, employees, and other stakeholders that we may identify from time to time, may conflict with short- or medium-term financial interests and business performance, which may negatively impact the value of our Preferred Stock. We believe that focusing on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, and other stakeholders we may identify from time to time, is essential to the long-term success of our Company and to long- term shareholder value. Therefore, we may make decisions that we believe are in the long-term best interests of our Company and our shareholders, even if such decisions may negatively impact the short- or medium-term performance of our business, results of operations, and financial condition or the short- or medium-term performance of our Preferred Stock. Our commitment to pursuing long-term value for the company and its shareholders, potentially at the expense of short- or medium-term performance, may materially adversely affect the value of our Preferred Stock, including by making owning our Preferred Stock less appealing to investors who are focused on returns over a shorter time horizon. Our decisions and actions in pursuit of long-term success and long-term shareholder value, which may include forbearance plans and loan modifications for borrowers vs. foreclosure, buy and hold real estate investments for rental income versus liquidation of assets, may not result in the long-term benefits that we expect, in which case our business, results of operations, and financial condition, as well as the trading price of our preferred stock, could be materially adversely affected.

Risks Relating to Certain Investors Paying a Lower Price for Preferred Stock

The Company is offering Class A Preferred Stock at a per Share price of $10.00. As described in the “Bonus Shares Availability” section, 525,000 Bonus Shares are available for distribution. The distribution of the Bonus Shares will effectively reduce the per Share price investors pay and will have the effect of immediately diluting the investment of other investors in this Offering. Investors receiving the 4% bonus (for investments of $25,000 - $49,999) will pay an effective price of approximately $9.61 per share; investors receiving the 5% bonus (for investments of $50,000 - $99,999) will pay an effective price of approximately $9.52 per share; investors receiving the 6% bonus (for investments of $100,000-$249,999) will pay an effective price of approximately $9.43 per share; and investors receiving the 7% bonus (for investments of $250,000 or more) will pay an effective price of approximately $9.35 per share. This will have the effect of immediately diluting the investment of other investors in this Offering.

The Company is offering 525,000 Bonus Shares.8 As provided for above and in the “Bonus Shares Availability” section, the available Bonus Share will be distributed based on meeting certain levels of investment. The amount of Bonus Shares available for distribution is such that any investor that meets the eligibility set forth in the Bonus Shares Availability section will receive the stated amount of Bonus Shares. The Bonus Shares will not become unavailable because the amount of Bonus Shares available for distribution is such an amount that every investor that meets the investment level criteria will receive the stated amount of Bonus Shares.

[8]	We issued 117,975 Bonus Shares from July 13, 2022 to June 30, 2024 and 43,584 Bonus Shares were issued during the prior 12 months.

Risks Relating to Restrictions on Withdrawal of Investor Capital

Holders of Class A Preferred Stock will be required to hold their Interest for four (4) years from the date of the Company’s receipt and deposit of the invested funds. Accordingly, there will be a limited ability to redeem your Shares, and you may be unable to withdraw your invested capital prior to the expiration of the four-year restricted period. Early redemption requests for reasons of financial hardship or emergency during the lockup period may be considered on a case-by-case basis subject to a penalty against the amount invested, including the loss of any Bonus Shares. For more information on the four-year restricted period and early redemption requests, please see page 29, Description of Securities - Limited Right of Liquidity.

Holders of Class B Preferred Stock, Class C Preferred Stock & Class D Preferred Stock are required to hold their Shares for three (3) years from the date of the Company’s receipt and deposit of the invested funds. The early exit of Class B Preferred Stock, Class C Preferred Stock & Class D Preferred Stock  may place a strain on the holders of Class A Preferred Stock’s liquidity, potentially necessitating the sale of assets to meet redemption requests. This could impact the Company’s ability to maintain optimal asset allocation and could result in the remaining four-year investors being impacted due to a forced liquidation costs or asset undervaluation.

We may have to liquidate some of our investments at inopportune times to redeem Shares in the event of the death or disability of a Shareholder and redeem Shares pursuant to the Optional Redemption. The Shares carry an early redemption right and a redemption right in the event of death or disability of the Shareholder. As a result, one or more Shareholders may elect to have their Shares redeemed prior to maturity. In such an event, we may not have access to the necessary cash to redeem such Shares, and we may be required to liquidate certain assets in order to make such redemptions. Liquidation of assets may result in additional delay surrounding redemption, particularly around redemptions upon death or disability. Our investments are not intended to be liquid, and as a result any such liquidation may be at a price that represents a discount to the actual value of such investment.

Other General Risks of an Investment in the Company

Unspecified Investments

The Company intends to continue to deploy capital to acquire additional Assets. Accordingly, an Investor must rely upon the ability of the Company in making investments consistent with the Company’s investment objectives and policies. Although the principals have been successful in locating investments in the past, past success does not guarantee future success. The Company may experience trouble in sourcing and locating potential assets for a variety of reasons, to include market saturation, inflated pricing, and other economic reasons outside of the control of the Company.

The Company anticipates being able to make distributions or payments when investments are made, without interruption. The Company will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in real estate loans or direct real estate acquisition.

The Company’s Due Diligence May Not Reveal All Factors Affecting an Investment and May Not Reveal Weaknesses in Such Investments.

There can be no assurance that the Company’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, the Company will assess the strength of the underlying properties and any other factors that they believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Company will rely on the resources available to them and, in some cases, investigations by third parties.

Reliance on Management

Management will make all management decisions, including asset selection. The Company will be relying in large part on the Management’s acquisition expertise.

Chris Seveney and Lauren Wells are considered the Key Persons. The Company has adopted a succession plan that provides that in the event of Mr. Seveney’s death or disability, Lauren Wells shall assume his position and continue to operate the Company. The Company has also purchased life insurance policies for the Key Persons. If Mr. Seveney and Mrs. Wells were to leave or otherwise become unable to manage the Company, the Company’s ability to continue could be materially and adversely affected. Upon the death or permanent disability of a Key Person, the Shareholders shall have the right to approve a replacement Key Person by majority vote for a period of up to one year. If no replacement Key Person is appointed by the Shareholders within the maximum one-year period, the Company shall permanently cease to make new investments and shall proceed with an orderly liquidation of its assets.

Risk of Litigation

The Company’s investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets.

Lender Liability Risks Including Equitable Subordination

In recent years, a number of judicial decisions in the U.S. have upheld the right of Borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the Borrower or has assumed a degree of control over the Borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Company’s investments, the Company could be subject to allegations of lender liability.

In addition, under common law principles that, in some cases, form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as an equity holder to dominate or control a Borrower to the detriment of the other creditors of such Borrower, a court applying bankruptcy laws may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” The Company could be subject to claims from creditors of an obligor that the Company’s investments in debt obligations of such obligor should be equitably subordinated. Alternatively, in bankruptcy a court may re-characterize the Company’s claims or restructure the debt using “cram down” provisions of the bankruptcy laws.

Risks Associated with a Changing Economic Environment

As a result of the credit crisis and the occurrence of several high-profile bankruptcies, recent government bailouts, bank failures, other negative corporate events, and certain other recent events, the financial markets have been disrupted in general and the availability and cost of capital for the Company and that of the Company’s competitors have been adversely affected. The achievement of the Company’s targeted rate of return is dependent, at least in part, upon the Company’s ability to access capital at rates and on terms the Company determines to be acceptable. If the Company’s ability to access capital becomes significantly constrained, the Company’s financial condition and future investments may be significantly adversely affected.

Risks of Uninsured Losses

The Company will require that all real property securing the Assets is insured against hazard. However, some events may be uninsurable or insurance coverage for such events may not be economically practicable and may result in an Asset being under-secured or completely unsecured. Losses from earthquakes, floods, or other weather phenomena, for example, which could occur may be uninsured and cause losses to the Company. In addition, insurance may lapse without proper notice to the Company and/or Assets may become temporarily uninsured and sustain damage during this period.

Risk of Repayment of Company Assets and Redeployment of Cash

There is a risk that when Company Assets are paid off, there may not be sufficient quality opportunities to immediately redeploy the proceeds received from these payoffs into new Company Assets. If the Company is unable to locate new Assets in a timely manner, the excess cash may water down the overall yield to the Company or Management may choose to repay Investors a portion or all of their Capital Account earlier than expected.

Competition for Assets

The business and arena in which the Company is engaged is highly competitive, and the Company competes with numerous established entities, some of which have more financial resources and experience in the business than the Company. The Company expects to encounter significant competition from other market participants including private lenders, private equity LLC managers, real estate developers, pension LLCs, real estate investment trusts, other private parties, potential investors or homeowners, and other people and/or entities with objectives similar in whole or in part to those of the Company. Any general increase in the availability of capital for such purposes may increase competition for Company Assets and could reduce the yields they produce, including those of the Company.

Risks Related to Compliance and Regulation

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting a registered public offering or listing on a national stock exchange would be. Accordingly, are we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise certain sums in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may intend to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A.

We may intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Relaxed Ongoing Reporting Requirements

Under Regulation A, we publicly report on an ongoing basis according to requirements that are more relaxed than those for reporting companies that qualify as “emerging growth companies” under the Securities Exchange Act of 1934 (the “Exchange Act”). The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 or before that time, we would cease to be an “emerging growth company” as of the following December 31.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.

Laws intended to prohibit money laundering may require our Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused.

Recent and Anticipated Legislative and Regulatory Activity

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the management to use certain such instruments or from engaging in such transactions. This may impair the ability of management to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Company, and it is possible that such an impact could be adverse and material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. Some of the statements in the sections of this Offering Circular captioned “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and elsewhere in this Offering Circular contain forward-looking statements. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital)required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “anticipates,” “predicts,” “projects,” “potential,” “continue,” “ongoing,” and the correlative negatives and other variations of these words and similar expressions are intended to identify forward-looking statements. These statements do not guarantee future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control. Furthermore, these statements are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Offering Circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	Risks and uncertainties related to the Company and our business model;

●	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;

●	Volatility in the capital markets;

●	Rising interest and insurance rates;

●	Legislative or regulatory changes, including changes to lending laws;

●	Our dependence upon our business partners and their key personnel whose continued service is not guaranteed;

●	Availability of appropriate Asset acquisition targets;

●	Impact of various taxes affecting the Assets;

●	Modification/resolution delays, increasing carrying costs;

●	Increased defaults in otherwise performing Assets;

●	Changes in real estate and zoning laws and increases in real property tax rates;

●	Failure of acquisitions to yield anticipated results;

●	Risks associated with breaches of our data security;

●	The ability of our managers and their affiliates to source and service Assets, and the quality and performance of these Assets;

●	Our ability to retain and hire competent employees and appropriately staff our operations;

●	Our compliance with applicable local, state and federal laws, including the Investment Advisers

●	Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

●	Changes to generally accepted accounting principles, or GAAP.

●	Our ability to deploy the proceeds raised in this offering.

●	Public health crises, pandemics, and epidemics

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this Offering Circular above. New factors may also emerge from time to time that could materially and adversely affect us.

USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering, assuming we sell $75,000,000 in combined shares of Preferred Stock in the coming twelve months of this Offering. The use of funds from this Offering may reasonably vary based on changing market and business conditions and the needs of the Company as determined by the business judgment of our management. The following is the current planned use of proceeds from the Offering.

We expect to use substantially all the net proceeds from this Offering (after paying or reimbursing organization and Offering expenses) to invest in first lien position mortgage notes and contract for deeds throughout the United States with loan to value characteristics typically less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. While the Company will primarily invest in first mortgages, the Company may opportunistically invest in second mortgages and lease options if they meet the aforementioned characteristics. The Company also engages in originating business purpose loans. The Company may also invest in middle and upper class single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property. The Company expects to make the aforementioned investments on a cash basis but reserves the right to use credit facilities to leverage the Company’s buying power. In no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset.

	25% Sold	50% Sold	75% Sold	100% Sold
Gross Proceeds (1) (2)	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Selling Commissions (6.5%)	$1,218,750	$2,437,500	$3,656,250	$4,875,000
Dealer Manager Fee	$187,500	$375,000	$562,500	$750,000
Net Proceeds Before Expenses	$17,343,750	$34,687,500	$52,031,250	$69,375,000
Offering Expenses
Dealer Manager Expenses*	$20,000	$20,000	$20,000	$20,000
Legal & Accounting	$125,000	$125,000	$125,000	$125,000
Publishing/Edgar	$10,000	$10,000	$10,000	$10,000
Marketing Expenses	$200,000	$200,000	$200,000	$200,000
Employee Salaries/Expenses	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Transfer Agent Fees	$10,000	$20,000	$30,000	$40,000
Technology Costs	$75,000	$75,000	$75,000	$75,000
Total Offering Expenses	$2,440,000	$2,450,000	$2,460,000	$2,470,000
Approximate Amount Available For Portfolio Investments	$14,903,750	$32,237,500	$49,571,250	$66,905,000
Acquisitions	$14,531,156	$31,431,563	$48,331,969	$65,232,375
Working Capital Reserves	$372,594	$805,938	$1,239,281	$1,672,625
Total Use of Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000

*	Total amount of dealer manager expenses is $20,000 no matter how much is raised in this offering

(1)	Excludes Bonus Shares.

(2)	The Company may issue up to 525,000 shares of Class A Preferred Stock as Bonus Shares in this Offering. The Bonus Shares will be issued without any additional consideration received by the Company. If the Company issues all Bonus Shares in this Offering, the effective cash price per share paid by investors in this Offering would be $9.35.

Technology fees will also be paid to Dalmore Technologies for the use of their software for the purposes of processing subscriptions and account management. The current cost is $1,500 per month.

Escrow Fees will be paid to North Capital Private Securities. and will have an annual fee of $2,500.

STC will act as our transfer agent. Costs will be $40 per subscription, as well as approximately $700 per month account management fee. This is treated as an offering cost charged to equity.

The Company has estimated that costs for marketing the offering and commission incurred in the sale of the stock will be less than 20% of the total amount raised.

The company does intend on paying MIT Associates LLC in a 1% Managing Broker Dealer Fee (Dealer Manager Fee)

The Company does intend on paying selling commissions and/or fees to MIT Associates LLC in accordance with the following pay schedule. Said fees are included in Selling Commissions:

Independent selling broker dealer compensation: 4.00%

Independent selling broker dealer due diligence and marketing fee: 1.00%

Wholesaling Fee: 1.50%

The Company does not intend to pay any asset acquisition or disposition fee.

The Company does not intend to use the proceeds to purchase other businesses.

Stockholders do not pay upfront selling commissions in connection with the purchase of shares of our common stock.

The Company will reimburse the management for actually incurred, third-party organization and offering costs, which are not expected to exceed that which is identified above. Please see “Management Compensation” for a description of fees and expenses that we will pay Management. The aforementioned amount is an estimate that is intended to include all expenses to be paid by the Company in connection with the qualification of the Offering, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock, which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the Offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuance may result in dilution of the existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that is filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

We are offering up to a maximum of 7,500,000 shares of our Preferred Stock, subject to additional Bonus Shares as described on page 25 of this Circular. The Offering is made through MIT Associates LLC (“MIT”), Member FINRA/SIPC, who will act as the broker/dealer of record. There are no minimum shares required to be sold in this Offering. MIT is a securities broker-dealer registered with the SEC and a member firm of FINRA. Its principal business address is 85 Eastview Ave, Tiburon CA, 94920.

The shares will be sold at a public offering price of $10 per share. The minimum initial investment is $5,000, for Class A Preferred Stock. Any additional purchases must be in increments of $10. Holders of Class A Preferred Stock will be required to hold their investment for a minimum of forty-eight (48) months.

This Offering will terminate at the earlier of: (1) the date at which the maximum amount of offered Preferred Stock has been sold, (2) the date which is one year after the offering statement of which this Offering Circular is qualified by the SEC, subject to an extension of up to an additional two years at the discretion of our Company and the dealer manager, or (3) the date on which this Offering is earlier terminated by us in our sole discretion.

Compensation

The Company has engaged MIT, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay MIT a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company will pay MIT as an Independent selling broker dealer compensation of 4.00%, an independent selling broker dealer due diligence and marketing fee of 1.00%, and a wholesaling fee of 1.50%. Assuming a fully subscribed offering for the Shares is exercised, the Company estimates that the total amount payable to MIT would range from $750,000 to $5,645,000.

The compensation for employees of the Company will be a Fund Expense. The Company has two significant employees; Christopher Seveney and Lauren Wells. Chris Seveney and Lauren Wells will be compensated as described below, as well as through distributions as the common stockholders. Over the past year, the Company has made additional hires, which present total annual salaries of approximately $1,195,000. Although the Company may hire additional employees to assist in the Company’s operations, it does not expect to hire additional management level employees or officers for the foreseeable future.

For 2023, Christopher Seveney, received an annual compensation of $300,000 and received no other compensation for a total compensation of $300,000. During this period, Lauren Wells received annual compensation of $200,000 and received no other compensation for a total compensation of $200,000. The aggregate compensation of all directors of the Company for 2023 was $500,000.

The table below presents the annual compensation of the two highest paid executive officers and directors of the Company for its current (2024) fiscal year.

Name	Title	2024 Annual Cash Compensation		2024 Other Compensation	2024 Total Compensation
Christopher Seveney	President, CEO, CFO and Chairman of the Board	$300,000	[9]	$0	$300,000
Lauren Wells	Co-Founder, Chief Strategy Officer	$200,000	[10]	$0	$200,000
Total		$500,000		$0	$500,000

[9]	Mr. Seveney will receive an annual base salary of $300,000 plus additional benefits such as health, life, and disability insurance, as well as retirement benefits in the company 401k plan. Mr. Seveney is also the holder of 75% of the common stock and therefore is likely to receive additional compensation by way of his entitlement to the common stockholder distributions. Mr. Seveney’s compensation and benefits, just like all other employees, will be a Fund Expense.

[10]	Ms. Wells is entitled to benefits in the way of health, life, and disability insurance, as well as retirement benefits in the form of the company 401k plan. Ms. Wells is also the holder of 25% of the common stock and therefore is likely to receive additional compensation by way of her entitlement to the common stockholder distributions.

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Transfer Agent

The Company has engaged STC to act as our Transfer Agent for the Company’s securities.

Investors’ Tender of Funds

The Company will continue to accept tenders of funds to purchase the Preferred Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, wire or check.. Delays in the processing and closing of subscriptions paid by check may occur. Upon closing, funds tendered by investors will be made available to the Company for its use.

In order to invest you will be required to complete a Subscription Agreement. A copy of the Subscription Agreement is attached hereto as Exhibit 4.1. By executing the Subscription Agreement and tendering the funds as provided for therein, the investor agrees to the terms of the Subscription Agreement, this Circular, and the Bylaws. For ease of reference, copies of the Subscription Agreement and the Bylaws are attached hereto as Exhibits 4.1 and 2.2, respectively.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The issuance of shares will not be certificated but will instead be evidenced by way of book entries. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker-dealers and the Management team against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Broker-Dealer Agreement with MIT. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Bonus Shares Availability

Certain investors in this Offering are eligible to receive Bonus Shares of Class A Preferred Stock, which effectively gives them a discount on their investment. There are 525,000 Bonus Shares available to every investor that meets the criteria stated below. No other Bonus Shares will be issued as part of this Offering. Those investors who receive Bonus Shares based on a percentage of the amount invested, as is outlined below. Investors receiving the Bonus Shares will pay an approximate effective price as outlined below.

Investment	Bonus Share %	Effective Price
$0-$24,999	0.00%	$10.00
$25,000 - $49,999	4.00%	$9.61
$50,000-$99,999	5.00%	$9.52
$100,000-$249,999	6.00%	$9.43
$250,000+	7.00%	$9.35

By way of example only, an investor that invests $25,000 will receive 100 Bonus Shares; an investor that invests $50,000 will receive 250 Bonus Shares; an investor that invests $100,000 will receive 600 Bonus Shares and an investor that invests $250,000 will receive 1,750 Bonus Shares. No partial Bonus Shares will be offered.

Purchases by Officers and Directors

Our officers and directors and affiliates of our officers and directors are permitted to purchase shares in this Offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As Tier 2, Regulation A Offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an accredited investor:

●	A person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	A person whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;

●	A director or executive officer of our Company;

●	A person holding one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

●	An entity all of whose beneficial equity owners are accredited investors;

●	An entity that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following(A) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (B) a corporation, (C) a Massachusetts or similar business trust,(D) a partnership, or (E) a limited liability company;

●	A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered;

●	A bank, as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

●	A broker or dealer registered pursuant to section 15 of the Exchange Act;

●	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

●	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940, or the Investment Advisers Act;

●	An insurance company as defined in section 2(a)(13) of the Securities Act;

●	An investment company registered under the Investment Company Act of 1940, or the Investment Company Act, or a business development company as defined in section 2(a)(48) of the Investment Company Act;

●	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

●	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

●	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (A) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or (B) the employee benefit plan has total assets in excess of $5,000,000; or (C) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein;

●	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

●	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

●	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the bullet above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of that bullet; and/or

●	An entity, of a type not listed in the bullets above for entities, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

For purposes of calculating net worth, a person’s primary residence is not included as an asset; indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the dealer manager that would permit a public Offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES

Description of Securities

The Company is offering up to $75,000,000 in Preferred Stock over the coming 12 months, which shall be referred to as Class A Preferred Stock.

Voting Rights

The investor will have no right to vote or otherwise participate in the management of the Company. Instead, the Company is managed by the Management team, as outlined on pages 61 and 62.

Distributions

The company intends to make preferred distributions every month to Class A Shareholders. Any remaining proceeds after the distribution to the Class A Shareholders, at the sole discretion of the Company, shall be paid to the common stockholders at the end of the fiscal year. The order of distributions will be governed as follows:

●	First, the Company will distribute the Preferred Return to the Class A Shareholders until the Class A Shareholders receive a cumulative 8% annualized return on their investment;

●	Second, to the common stockholders.

IMPORTANT NOTE: There is no guaranty that we will have enough money to pay Investors the stated Preferred Return, or even to return their capital.

Distribution Amounts

The decision to make Distributions, and how much, depends on the Company’s performance and the Company’s ability to generate cash flow. Management has the right, in its sole discretion, to withhold a distribution of the Preferred Return if distributing cash would not, in Management’s discretion, be in the best interests of the Company. Management shall further have the right, in Management’s sole discretion, to reinvest the proceeds from any Asset that is sold or otherwise liquidated during the life of the Company.

Term of Interests

Class A Shareholders will be required to hold their investment for a minimum of forty-eight (48) months. The Company expects to operate the Company for a minimum of ten (10) years from the date this Offering Circular is approved. The Company reserves the right to operate the Company indefinitely. If the Company elects to liquidate, the Company shall provide written notice to the Investors of the decision to liquidate. The Company will thereafter suspend preferred return distributions. Instead, the Company will distribute proceeds from liquidation to the Class A Shareholders until each Shareholder receives the return of their initial investment, plus their respective preferred return for the given fiscal year. Any remaining proceeds shall thereafter be distributed to the common stockholders.

Withholding

In some situations, the Company might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you received a check for only $90.

No Guaranty

The Company can only distribute as much money as it generates. There is no guaranty that we will have enough money, after paying expenses, to distribute enough to pay the Preferred Return or even to return all the invested capital.

Additional Information on the Securities

The Preferred Stock will not carry any preemptive rights, conversion rights, sinking fund provisions or subject the Class A Shareholders to further calls or assessments.

Mandatory Withdrawals

Management may require an Investor to withdraw all or a portion of the Investor’s capital account upon five days-notice, for any or no reason whatsoever.

Management may require an Investor to withdraw all or a portion of its capital with no notice under certain circumstances, including if:

●	Management believes the Investor made a material misrepresentation to the Company;

●	Legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

●	The Investor transferred a Stock Interest in violation of the Bylaws; or

●	Management believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation.

If Management causes an Investor to withdraw all of the Investor’s capital account, the Investor will have no further interest in the Company.

Limited Right of Liquidity

Shareholder Redemptions and Lockup Period. Class A Shareholders will be required to hold their Interest for four (4) years (the “Lockup Period”) from the date of the Company’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Lockup Period may be considered on a case-by-case basis subject to a penalty against the amount invested (the “Redemption Fee”), payable the Company, as follows:11

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

●	From 36 months to before 48 months – 5%

[11]	An early redemption will include the loss of any Bonus Shares, effective as of the date of the early redemption request.

Redemption Upon Death or Disability

Provided the Shareholder has been invested for a minimum of 90 days, within 90 days of the death or total permanent disability of a Shareholder who is a natural person (or the beneficiary of an irrevocable trust that holds shares who is a natural person), the estate of such Shareholder, such Shareholder, or legal representative of such Shareholder may request that we repurchase, in whole, but not in part, the Shares held by such Shareholder by delivering to us a written notice requesting such Shares be redeemed. Any such request shall specify the particular event(s) giving rise to the right of the holder or beneficial holder to have his or her Shares redeemed. If a Share is held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Shareholder upon the death of the spouse, or (ii) the disabled Shareholder (or a legal representative) upon total permanent disability of the spouse. In the event a Share is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Shares unless each Shareholder can demonstrate that it has been financially or monetarily damaged by such an event.

Upon receipt of a redemption request in the event of death or total permanent disability of a Shareholder, we will designate a date for the redemption of such Shares, which date shall not be later than 120 days after we receive facts or certifications establishing, to the reasonable satisfaction of the Company, the right to be redeemed. On the designated date, we will redeem such Shares at a price per Share of $10 plus any accrued and unpaid interest, to but not including the date on which the Shares are redeemed.

Disability shall mean with respect to any Shareholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Shareholder or beneficial holder first acquired Shares. Any such determination of disability must be made by any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration, or the Applicable Governmental Agency, responsible for reviewing the disability retirement benefits that the applicable Shareholder or beneficial holder could be eligible to receive.

Redemptions due to death or disability shall be treated as early redemptions and any Bonus Shares shall be forfeited. Redemptions due to death or disability shall also count towards the quarterly 3% Limit on redemptions described above. Redemptions will be processed in the order they were received. Any redemptions in excess of the 3% Limit, will be carried over to the next calendar quarter and redeemed at such time unless such carryover redemptions would exceed the 3% Limit for the new calendar quarter in which case they will be carried over to successive calendar quarters until redeemed; provided, however that if, during the pendency of the Offering, the 3% Limit is adjusted upward at the beginning of any succeeding calendar quarter, then such carried over redemptions will be redeemed as of such adjustment to extent they do not exceed the then in effect 3% Limit.

Management shall have no obligation to consider any early redemption requests during the life of the Company except in cases of Death or Disability as outlined above. Additionally, Management may also place certain restrictions on the number of outstanding shares that may be available for early redemption at any given time. A Shareholder shall be required to provide Management with a 90-day notice for any Redemption request to be considered. No Shareholder will be given priority for Redemption over any other Shareholder for any reason other than the date upon which the request was made. Management may redeem Shares Pari Passu at any time at the then current Unit Price in its sole discretion without penalty to Management or the Company. Given the illiquid nature of the Assets, Management reserves the right to pay out any redemption requests, whether early or otherwise, over a 120-day period and/or limit Redemption requests to 3% of shares per quarter.

Asset-Backed Securities

Definition of “Asset-Backed Security”. The Stock is being offered pursuant to Regulation A issued by the SEC. Under 17 CFR §230.261(c), a security that is an “asset-backed security” may not be offered under Regulation A. For these purposes, the term “asset-backed security” has the same meaning as in Item 1101(c) of SEC Regulation AB. Under this definition, an “asset-backed security” means a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders; provided that in the case of financial assets that are leases, those assets may convert to cash partially by the cash proceeds from the disposition of the physical property underlying such leases.

The term is also defined by Section 3(a)(79) of the Exchange Act, which states that an “asset-backed security” means a fixed-income or other security collateralized by any type of self-liquidating financial asset (including a loan, a lease, a mortgage, or a secured or unsecured receivable) that allows the holder of the security to receive payments that depend primarily on cash flow from the asset, including: (i) a collateralized mortgage obligation; (ii) a collateralized debt obligation; (iii) a collateralized bond obligation; (iv) a collateralized debt obligation of asset-backed securities; (v) a collateralized debt obligation of collateralized debt obligations; and (vi) a security that the Commission, by rule, determines to be an asset-backed security for purposes of this section; and (B)does not include a security issued by a finance subsidiary held by the parent company or a company controlled by the parent company, if none of the securities issued by the finance subsidiary are held by an entity that is not controlled by the parent company.

In the opinion of the Company, the Preferred Stock does not satisfy the definition of “asset-backed security” set forth in Item 1101(c) of SEC Regulation AB or Section 3(a)(79) of the Exchange Act. Among other things, the Company will invest heavily in non-performing mortgage loans, and under Item 1101(c)(iii), a security is not an “asset-backed security” if there are any non-performing assets. Additionally, the Preferred Stock Interests are not “collateralized” in any way. The payments to the Investors do not “depend primarily on cash flow from the asset.” The vast majority of the Notes that will be purchased are non-performing and therefore generate very little cash flow, if any. The Company estimates that less than 50% of its total revenue reflects normal monthly payments made with respect to the purchased Notes. Instead, the Company’s revenue, and the cash flow to holders of the Investors, consists mainly of (i) the proceeds of sales of real estate acquired through cooperative resolutions (i.e., deeds in lieu of foreclosure) or through foreclosure, (ii) proceeds from reselling purchased loans which have been modified, and (iii) payments made in settlement of purchased loans. The Company does not passively collect cash flow, but actively manages a portfolio, turning non-performing loans into cash.

Additionally, the SEC has described “asset-backed securities” as follows:

Asset-backed securities (ABS) are created by buying and bundling loans – such as residential mortgage loans, commercial loans or student loans – and creating securities backed by those assets, which are then sold to investors. Often, a bundle of loans is divided into separate securities with different levels of risk and returns. Payments on the loans are distributed to the holders of the lower-risk, lower-interest securities first, and then to the holders of the higher-risk securities.

See https://sec.report/spotlight/dodd-frank/assetbackedsecurities.shtml and SEC Release Nos. 33-8518; 34-50905; File No. S7-21-04 (Effective March 8, 2005), available at: http://sec.report/rules/final/33-8518.htm.

The Company’s intended business model differs from the above description in that the offered classes of Preferred Stock are not tied to varying risk factors; the returns of the Investors are not tied to the stated rate of returns on the Notes; the Company’s assets will consist primarily of non-performing loans; there are no mechanisms designed to assure timely payment, such as liquidity facilities, guarantees or other credit enhancements; the structure of the Company does not involve creating a bankruptcy-remote entity like a trust; the issuing entity, the Company, is not a passive participant.

For all of these reasons, the Company believes that the Preferred Stock should not be treated as “asset-backed securities” under section 3(a)(79) of the Exchange Act and, accordingly, that the Company will not be subject to the onerous reporting obligations that would otherwise apply.

OUR BUSINESS

The Company was formed in 2022 as a Virginia corporation. The Company makes preferred equity investments in first lien position mortgage notes and contract for deeds throughout the United States with loan to value characteristics less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. While the Company will primarily invest in first mortgages, the Company may opportunistically invest in second mortgages, lease options if they meet the aforementioned characteristics. Additionally, the Company may engage in the origination of business loans. The Company may also invest in middle and upper class single family homes and smaller multi-family residential properties. The Company expects to make the aforementioned investments on a cash basis but reserves the right to use credit facilities to leverage the Company’s buying power. In no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset.

The Company’s investment objectives with respect to acquiring Assets are to effectively deploy the proceeds of this Offering in Assets which are expected to: Preserve and protect each Investor’s contributed; and provide the Investor with a Preferred Return commensurate with the Investor class of Preferred Stock, as well as provide Investors with a full return of their capital contributions. No assurance can be given that these objectives will be attained or that the Company’s capital will not decrease.

The business in which the Company operates is not dependent on patents, trademarks, franchises, concessions, royalty agreements or labor contracts. To the extent that licenses are required to engage in the business in any particular jurisdiction, Management is experienced in obtaining said license and does not expect the process to hinder or delay the business of the Company. The business of the Company does not involve environmental issues, and as such, does not expect to incur any significant costs relating to environmental compliance.

Personnel

The Company employed 9 full-time employees as of December 31, 2023, and 10 full-time employees as of June 30, 2024. Our employees work remotely in various states within the United States. The Company believes having a remote workforce increases the pool of candidates and allows the Company to recruit top talent.

Company History

As previously stated, the Company is a newly formed entity and has approximately two years of operating history. While the company is newly formed, Mr. Seveney has extensive history in the industry, as more fully set forth on page 61, below. Neither the Company, its directors, nor any Key Person has been a debtor in any bankruptcy, receivership or similar proceeding. There has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets of the Company not in the ordinary course of business.

The Mortgage Market

We realize that uncertainty creates opportunity. From an investor perspective, the volatility of the stock market and impending fears of inflation are causing many investors to look for other options. The long-term value of real estate is attractive, and due to constantly changing markets, we believe there will constantly be a significant opportunity in the distressed real estate asset market.

The Secondary Mortgage Market for Investors

Mortgages are originated in the primary market, where home buyers obtain loans from banks, credit unions or other financial institutions. Most lenders pool the loans they have originated and sell these pools to generate funds for continued lending. The secondary distressed mortgage market is a billion-dollar industry (according to National Mortgage Database)12 in which all types of mortgage loans, prime, sub-prime, conforming and non-conforming, are sold to investors, occasionally individually but most commonly in pools that aggregate multiple mortgages.

Buyers of loans in the secondary mortgage market include large institutions as well as smaller investment funds and other professional investors who specialize in mortgage investing. Many large institutional investors repackage mortgages into mortgage-backed securities (MBS) that are in turn sold to other investors. Investors may also purchase loans to hold to maturity in a loan portfolio or produce cash flows that will offset other future liabilities.

Investors can purchase non-performing loans at prices significantly below outstanding balances, otherwise known as “the UPB”. The investor can then rehabilitate the loans or reclaim the property, thus generating an attractive return on the original investment. This is the primary goal of this investor.

[12]	www.consumerfinance.gov/data-research/mortgage-performance-trends/mortgages-30-89-days-delinquent/

Current & Projected Market Conditions

The performance of mortgages is primarily correlated to unemployment. Since the start of the COVID pandemic in 2020, moratoriums were put in place to protect borrowers from losing their homes. These moratoriums have led to a reduction in available inventory on the secondary market and an increase in pricing caused by supply and demand. Since these moratoriums have been lifted, mortgage delinquencies have not increased. We believe mortgage delinquencies are near all-time lows over the past 30 years as shown in the chart below from the Board of Governors of the Federal Reserve System, and we predict mortgage delinquency rates may increase due to the rise in interest rates due to inflation. We believe these increases could lead to greater inventory on the secondary market. Below we highlight the current delinquency rate as published by the Board of Governors of the Federal Reserve System13

Acquisition Strategy

Our acquisition strategy is not focused on a single source. We are focused on targeting banks, private equity firms who hold notes, brokers, auction platforms, other note funds and individual investors.

Non-performing loans are mortgages where the borrower is behind on payments. Typically, a loan is considered non-performing when the loan is more than ninety days past due. Financial institutions will sell these loans as they are not typically staffed to handle a significant number of delinquent loans. We have also found that many banks seek to offload non-performing loans for a multitude of tax planning and general business strategy considerations. These loans can then be purchased at a discount on the balance due thereon. We will also target private equity funds. Private Equity funds acquire thousands of delinquent non-performing loans at a significant discount. They will break the loans down into tranches or classes of loans which:

●	They manage to a successful conclusion to maximize value and will then liquidate.

●	Immediately look to liquidate due to the loan not meeting its requirements. An example of this is a loan with a $50,000 value takes the same effort and costs to foreclose as a $500,000 loan. Therefore, when incorporating manpower and returns, they focus on loans with most value.

Like other real estate asset classes, private equity funds investing in mortgage debt are constantly acquiring and liquidating assets for liquidity or in the case of closed-end funds, when they are winding down fund operations. These instances present ideal buying situations. We have also found that these situations also present ideal opportunities to purchase residential properties that the fund obtained and that it needs to offload in order to wind down operations.

Other Sources:

Other sources consist of buying from individual investors, smaller note funds, and originating new loans. In the past five years, we have developed relationships with over twenty-five known funds and note sellers.

Governmental Regulation

The industry in which the Company intends to participate is regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “Risk of Failure to Comply with Securities Laws” “Relaxed Ongoing Reporting Requirements,” and the other related Risk Factors identified herein. The Company or the Company’s Assets may be subject to governmental regulations in addition to those discussed in this Offering and new regulations or regulatory agency may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

[13]	fred.stlouisfed.org/series/DRSFRMACBS

Other laws, regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, and programs at the federal, state, and local levels are under considerations that seek to address the economic climate and real estate and other markets and to impose new regulations on various participants in the financial system. The effect that these or other actions will have on the Company’s business, results of operations, and financial condition and not completely foreseeable at this time. Further, the failure of these or other actions and the financial stability plan to stabilize the economy could harm the Company’s business, results of operations, and financial condition.

Profile for Targeted Assets

We estimate there is approximately $224B in distressed mortgage notes across the United States based on the above chart having a Q1 delinquency rate of 1.71% and the estimated mortgage market of $13.1 trillion. The fund is looking to target a very small component of this market in a strategic manner to acquire non-performing notes that have an upside economic potential with designed exit strategies. We focus to identify and source notes which are undervalued and relate to residences located in favorable neighborhoods. Purchasing notes at below market prices after performing the proper due diligence enables the Company to spread its risk of loss over a greater pool of assets and at lower price points than purchasing notes at higher retail purchase prices.

Benefits of Notes Versus Other Alternative Investments

Passive Cash Flow

We believe owning a note is easier to manage than a property. When a borrower is paying, it is considered “mailbox money”. Compared to owning physical real estate, owning the secured debt does not subject you to dealing with tenants, toilets and termites.

Portfolio Management

A note portfolio can be managed from any location with internet access. The management consists of a team of professionals consisting of attorneys, a servicing company, realtors and preservation companies. Unlike rentals, where most investors own “in their own backyard”, a note portfolio can be more diversified, but each asset is still managed in the same manner.

Profitability in Varying Market Conditions

Note prices in the marketplace function in relation to supply and demand and are correlated to real estate values. The big difference is with notes, profits increase in a down market as note prices decrease which allows more flexibility to rehab the borrower and get them repaying. Remember – even in a down economy people need a place to live and their mortgage payment could be less than rent.

Collateral

Our mortgage notes are secured by liens against real property, ensuring that each note is supported by tangible real estate assets. In case of default, this collateral ensures that the note is secured, unlike unsecured debt. Likewise, all Business Purpose Loans we invest in are secured and collateralized by the real assets those loans are linked to.

Versatility

With notes, there are numerous exit strategies. The Notes can be resold, modified or taken back by the Lender. The Borrower can refinance the loan and payoff us as the lender.

With non-performing notes, the most advantageous outcome for the borrower and lender is for the borrower to make payments. If we can get the borrower to reperform, the asset increases in value and can be liquidated at higher margins. If the borrower cannot make the current payments on the loan, the lender has multiple options including; loan modification; deed-in-lieu of foreclosure; or foreclosing on the property.

History of Management and the Affiliates

The manager has experience managing mortgage note funds. These include business endeavors exempt from registration under Regulation D 506(c) and 506(b). These funds historically have been successful in acquiring assets for the portfolio while managing the required reserves required for potential legal costs, while consistently returning a profit to the investors.

Company Property

The Company does not currently own or lease office space but reserves the right to do so in the future. The Company relies heavily on digital operations. Management is nearly paperless, with all documents secured and managed digitally. Management utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy.

Legal Proceedings

Legal proceedings are a routine part of the business of the Company. For instance, it is routine that the Company may need to bring a lawsuit against a borrower for the amount due under a debt obligation or to foreclose on the collateralized property. It is also a normal aspect of business that a borrower may preemptively bring a lawsuit seeking to have a debt obligation stricken. These types of lawsuits are not common and in Management’s experience, rarely end in a cancellation of the underlying debt.

Neither the Company, Management, nor any director, officer or affiliate of the Company, nor any owner of record or beneficially of more than five percent of any class of voting securities of the Company, nor any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. This attestation applies to any administrative or judicial proceedings.

INDEPENDENT AUDITORS

The financial statements as of December 31, 2023 and for the year then ended, included in this offering statement, have been audited by Grant Thornton LLP, independent auditors, as stated in their report appearing herein.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

CWS Investments Inc.

Opinion

We have audited the financial statements of CWS Investments Inc. (a Virginia corporation) (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2023 and the period from February 22, 2022 (inception) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and the period from February 22, 2022 (inception) to December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 30, 2024

CWS Investments Inc.

Balance Sheets

As of December 31, 2022 and 2023

	2023	2022
ASSETS
Residential Mortgage Loans, held-for-sale, net	$3,616,425	$1,963,271
Business Purpose Loans, held-for-investment, net	8,761,978	-
Real Estate Property, held-for-investment net (building and land)	559,771	434,378
Real Estate Property, held-for-sale	300,900	-
In-place Lease Intangible Assets	-	37,500
Internal-use Software Intangible Asset, net	126,873	-
Cash and Cash Equivalents	1,064,555	2,292,583
Interest Receivable	77,529	13,391
Contribution Receivable	-	11,000
Other Receivables, net	149,440	16,160
Prepaid Expenses	34,920	52,895
Due From Related Parties	936	11,598
Cash Surrender Value of Officer Life Insurance Policies	5,942	-
Furniture and Equipment, net	5,050	6,553
Total Assets	14,704,319	4,839,329

LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Accounts Payable	$39,240	$87,798
Credit Card Obligations	76,836	173,157
Accrued Liabilities	62,973	56,275
Liability for Credit Losses on unfunded loan commitments	35,609	-
Total Liabilities	214,658	317,230

Commitments and Contingencies
Series A Preferred Stock, 2,142,588 and 695,142, respectively Shares at Redemption Value	20,501,360	6,601,630

Stockholders’ Deficit
Common Stock 1,000,000 Shares Authorized, 1,000,000 Shares Outstanding; Zero Par Value Per Share	-	-
Additional Paid-in Capital	-	-
Accumulated Deficit	(6,011,699)	(2,079,531)
Total Stockholders’ Deficit	(6,011,699)	(2,079,531)
TOTAL LIABILITIES, REDEEMABLE SERIES A PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$14,704,319	$4,839,329

See accompanying notes to the financial statements

CWS Investments Inc.

Statements of Operations

From Inception (February 22, 2022) to December 31, 2022 and For the Year Ended 2023

	2023	Inception through December 31, 2022
REVENUES
Mortgage Loans:
Interest Income	$270,600	$34,926
Late Fees and Other	8,662	1,348
Business Purpose Loans:
Interest Income	723,096	-
Lender Fees	132,826	-
Rental Income	94,969	-
Other Revenue	31,579	17,442
Total Revenues	1,261,732	53,716

OPERATING EXPENSES
Credit Loss Expense	146,243	-
General and Administrative	2,095,884	856,263
Mortgage Loan Expenses	176,911	25,956
Real Estate Property Expenses	168,263	10,055
Advertising and Marketing	118,279	54,363
Total Operating Expenses	2,705,580	946,637

OTHER INCOME
Gain on Transfer of Loan to REO	130,716	-
Gain on Sale of Mortgage Loans	249,748	-
Gain on Sale of Real Estate Property	13,562	10,300
Total Other Income	394,026	10,300
LOSS BEFORE TAXES	(1,049,822)	(882,621)
Income Tax Expense	-	-
NET LOSS	$(1,049,822)	$(882,621)
Series A Preferred Stock Dividends	(1,273,105)	(132,956)
NET LOSS AVAILABLE TO COMMON STOCKHOLDER	$(2,322,927)	$(1,015,577)

See accompanying notes to the financial statements

CWS Investments Inc.

Statements of Cash Flows

From Inception (February 22, 2022) to December 31, 2022 and For the Year Ended 2023

	2023	Inception through December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,049,822)	$(882,621)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Cash Surrender Value of Officer Life Insurance Policies	(5,942)	-
Amortization of Internal-use Software	106,637	-
Amortization of In-place Lease Intangible Assets	37,500	-
Amortization of Business Purpose Loan Origination Costs	(19,728)	-
Furniture and Equipment: Accumulated Depreciation	1,503	959
Real Estate Property, held-for-investment: Accumulated Depreciation	12,155	-
Liability for Credit Losses on Unfunded Commitment on Construction Loan	35,609	-
Provision for losses on Recoverable Mortgage Loan Expenses	26,220	-
Provision for Losses on Business Purpose Loans	84,414	-
Gain on Sale of Real Estate Property	(13,562)	(10,300)
Gain on Loan Transfer to REO	(130,716)	-
Gain on Sale of Mortgage Loans	(249,748)	-
Purchase of Residential Mortgage Loans, held-for-sale	(3,189,665)	(1,993,988)
Residential Mortgage Loans, held-for-sale Loan Costs	(35,887)	(9,727)
Principal Payments on Residential Mortgage Loans, held-for-sale	654,275	40,444
Proceeds from sale of Residential Mortgage Loans, held-for-sale	1,051,688	-
Changes in Operating Assets and Liabilities
Contribution Receivable	11,000	(11,000)
Other Receivables	(159,500)	(16,160)
Prepaid Expenses	17,975	(52,895)
Due From Related Parties	10,662	(11,598)
Interest Receivable	(64,138)	(13,391)
Credit Card Obligations	(96,321)	173,157
Accrued Liabilities	6,698	56,275
Accounts Payable	(48,558)	87,798
Net Cash Used in Operating Activities	(3,007,251)	(2,643,047)
CASH FLOWS FROM INVESTING ACTIVITIES
Origination of Business Purpose Loans net of discount	(9,473,300)	-
Principal Payments on Business Purpose Loans	646,636	-
Purchases of Internal Use Software Intangible Asset	(233,510)	-
Purchases of Furniture and Equipment	-	(7,512)
Funds paid to 1st lienholder for property assumed through foreclosure	(144,000)	-
Improvements of Real Estate Property, held-for-investment	(137,549)	-
Purchases of Real Estate Properties and In-place Lease Intangible Assets	-	(479,078)
Proceeds from Sale of Real Estate Property	103,562	17,500
Net Cash Used in Investing Activities	(9,238,161)	(469,090)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Series A Preferred Shares	14,125,230	6,601,630
Redemption of Series A Preferred Shares, net of penalties	(198,440)	-
Contributions from Common Stockholder	-	344,000
Distributions to Common Stockholder	-	(122,000)
Offering Costs	(1,636,301)	(1,285,954)
Distributions to Preferred Stockholders	(1,273,105)	(132,956)
Net Cash Provided by Financing Activities	11,017,384	5,404,720

Net Increase in Cash and Cash Equivalents	(1,228,028)	2,292,583
Beginning of Year or Period	2,292,583	-
End of Year or Period	$1,064,555	$2,292,583

Supplemental Noncash Information:
Reclassification of loan held-for-sale to real estate property held-for-sale upon foreclosure	$116,184	$-

See accompanying notes to the financial statements

CWS Investments Inc.

Statement of Changes in Stockholders’ Deficit

From Inception (February 22, 2022) to December 31, 2022 and For the Year Ended December 31, 2023

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at Inception (February 22, 2022)	$-	$-	$-	$-	$-
Issuance of Common Stock	-	-	344,000	-	344,000
Issuance of Series A Preferred Shares	6,601,630	-	-	-	6,601,630
Reclassification of Preferred Stock at Redemption Value	(6,601,630)	-	-		(6,601,630)
Offering Costs	-	-	(89,044)	(1,196,910)	(1,285,954)
Distributions to Preferred Stockholders	-	-	(132,956)		(132,956)
Distributions to Common Stockholder	-	-	(122,000)	-	(122,000)
Net Loss	-	-	-	(882,621)	(882,621)
Balance at December 31, 2022	$-	$-	$-	$(2,079,531)	$(2,079,531)
Issuance of Series A Preferred Shares	14,125,230	-	-	-	14,125,230
Reclassification of Preferred Stock at Redemption Value	(14,125,230)	-	-	-	(14,125,230)
Redemption of Series A Preferred Shares	(225,500)	-	-	-	(225,500)
Reclassification of Redeemed Preferred Stock at Redemption Value	225,500	-	-	-	225,500
Penalties on Early Redemption of Series A Preferred Shares	-	-	-	27,060	27,060
Offering Costs	-	-	-	(1,636,301)	(1,636,301)
Distributions to Preferred Stockholders	-	-	-	(1,273,105)	(1,273,105)
Net Loss	-	-	-	(1,049,822)	(1,049,822)
Balance at December 31, 2023	$-	$-	$-	$(6,011,699)	$(6,011,699)

See accompanying notes to the financial statements

CWS Investments Inc.

Notes to the Financial Statements

1. ORGANIZATION AND BUSINESS

Nature of Operations and Offering of Securities

CWS Investments Inc. (the “Company”) is a Virginia based corporation formed on February 22, 2022 that acquires and manages real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties. The Company, purchases performing and non-performing promissory notes, lines of credit, and land installment contracts secured by real property (“Notes”) throughout the United States with loan to value characteristics less than 100%. Meaning, the Company intends on purchasing Notes that are fully secured with additional equity coverage. The Company also engages in originating business purpose loans throughout the United States. While the Company primarily invests in first mortgages, the Company may opportunistically invest in second mortgages if they meet the aforementioned characteristics. The Company may also invest in middle and upper class single family homes and smaller multi-family residential properties. If investing in single family homes and/or multi-family property, the Company will do so on a cash basis, but in no event will the Company use debt as leverage in excess of 70% of the purchase price of the asset. The Company may also take any action incidental and conducive to the furtherance of the stated purposes.

The Company is offering a maximum amount of $75,000,000 of a single class (“Class A”) of Redeemable Series A Preferred Stock (“Preferred Stock” or “Shares”) at an offering price of $10 per share (the “Offering”). The minimum permitted purchase is $5,000 for Class A Preferred Stock. The Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Offering will terminate on the earlier of 12 months from the date the offering circular was qualified by the Securities and Exchange Commission (“SEC”) (which date may be extended for an additional two years in the Company’s sole discretion) or the date when all Shares have been sold. The Offering Circular was qualified by the SEC on July 13, 2022, and the Company filed a Post Offering Statement on June 30, 2023 to extend the offering past the July 13, 2023 termination date.

The Company notified the SEC on February 2, 2023 of the intent to offer Class B, Class C, and Class D Preferred Stock (“Class B, C, D Preferred Stock”) through a Regulation D 506c offering (“Reg D 506c”). Reg D 506c offers accredited investors an opportunity to purchase Class B, C, D Preferred Stock in the Company in the minimum aggregate amount of $100,000 and up to the maximum aggregate amount of $75,000,000. The minimum investment changes depending on the class of shares, as follows:

Class Minimum Investment

●	Class B $100,000

●	Class C $250,000

●	Class D $1,000,000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The Company adopted the calendar year as its basis of reporting. Any reference made to “for the year ended 2022” or “during 2022” indicates the time period from inception (February 22, 2022) through December 31, 2022.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are required in the determination of revenue recognition; valuation of accounts receivable and loans held for investment; evaluating impairment on loans and properties held for sale; income taxes; and contingencies and litigation, among others. Some of these judgments can be subjective and complex, and consequently, actual results may differ from these estimates. For any given individual estimate or assumption made by the Company, there may also be other estimates or assumptions that are reasonable.

The Company regularly evaluates its estimates and assumptions using historical experience and other factors, including the economic environment. As future events and their effects cannot be determined with precision, the Company’s estimates and assumptions may prove to be incomplete or inaccurate, or unanticipated events and circumstances may occur that might cause changes to those estimates and assumptions. Market conditions, such as illiquid credit markets, health crises such as the COVID-19 global pandemic, volatile equity markets, and economic downturns, can increase the uncertainty already inherent in the Company’s estimates and assumptions. The Company adjusts its estimates and assumptions when facts and circumstances indicate the need for change. Those changes generally will be reflected in our financial statements on a prospective basis unless they are required to be treated retrospectively under the relevant accounting standard. It is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Risks and Uncertainties

Industry Risk

Real estate is notoriously speculative and unpredictable. Most or all the assets purchased by the Company are backed by real estate. If the real estate market declines, the Company might not be able to pay dividends or even redeem outstanding Shares at its stated redemption price. The real estate industry has seen numerous ebbs and flows over the past two decades, including the notorious downturn in 2007-2009. These events may impact the ability of the Company to generate revenue and in turn, distribute dividends and proceeds.

Risks Relating to Real Estate Loans

The ultimate performance and value of the Company’s investments will depend upon, in large part, the underlying borrower on the mortgage’s ability to perform and the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to generate profits. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the on-going need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of Borrowers or tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws. If property securing loans becomes real estate owned as a result of foreclosure, the Company bears the risk of not being able to sell the property to recover the investment, and the Company is exposed to all the risks associated with the ownership of real property.

Redeemable Shares

All Series A Preferred Shares contain a redemption feature which allows for the redemption of such Shares. Class A Preferred Stock is subject to a four year holding period (“Class A Lock-up Period”), and Class B, C, and D Preferred Stock is subject to a three year holding period (“Class B, C, D Lock-up Period”). In accordance with ASC 480, conditionally redeemable Series A Preferred Shares (including Class A and Class B, C, and D Preferred Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company recognizes changes in redemption value immediately as they occur. However, while Series A Preferred Shares that are redeemed prior to the applicable Lock-up Period are subject to a penalty or discount to the redemption value, such Series A Preferred Shares have been presented at the original sales price of $10 per share. Further, Class A Bonus Shares received by qualifying investors have no redemption value until after the Class A Lock-up Period. As such, 92,452 and 34,979 of redeemable Class A Bonus Shares are stated at $0 redemption value on the Balance Sheets as of December 31, 2023 and December 31, 2022, respectively, and will be immediately accreted to their $10 per share redemption value following completion of the Class A Lock-up Period. Accordingly, 2,142,588 and 695,142 Series A Preferred Shares subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s Balance Sheets as of December 31, 2023 and December 31, 2022, respectively.

Organizational Costs

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Interest Receivable

The amount of mortgage loan interest recognized, but not collected, is included in Interest Receivable in the Balance Sheets. The following table shows interest receivable by loan type:

	As of December 31,
	2023	2022
Residential mortgage loans	$26,004	$13,391
Business purpose loans	51,525	-
Total Interest Receivable	$77,529	$13,391

The Company analyzes interest receivable balances on a timely basis, or at least monthly, to determine collectability. If an interest receivable amount is deemed uncollectible, then the Company writes off that uncollectible amount of the interest receivable through a reversal of interest income. The Company reversed $6,526 of interest income deemed uncollectible in 2023 and did not write off any interest income during 2022.

Other Receivable

The Company incurs and pays loan expenses considered to be recoverable from borrowers (“Advances”). Advances include but are not limited to; payments made for property taxes, homeowners’ insurance or past due utility bills or municipal liens and fines. Proper documentation is provided to the loan servicer and subsequently, the recoverable expense is added to the loan balance. The recoverable expense may be collected directly from the borrower, may reduce proceeds in the event of foreclosure, or may reduce/increase the gain/loss upon sale of the loan. The amount of Advances outstanding is $119,030, net of a $26,220 allowance for credit losses, and $16,160 at December 31, 2023 and December 31, 2022, respectively, and is included in Other Receivables in the Balance Sheets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less at the date of purchase to be cash equivalents. There were no such investments as of December 31, 2023 and December 31, 2022. The cash balance of $1,064,555 and $2,292,583 as of December 31, 2023 and December 31, 2022, respectively, was deposited with well-known and stable financial institutions.

The Company’s cash balances in bank deposit accounts, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

Allowance for Current Expected Credit Losses

The Company adopted the current expected credit loss (“CECL Standard”) on January 1, 2023. The CECL Standard replaced the incurred loss model under existing guidance with an expected loss model for instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). The Company records an allowance for credit losses in accordance with the CECL Standard on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assesses these assets on an individual basis. With the adoption of CECL, the definition of impaired loans was removed from accounting guidance.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes the SCALE method developed by the Federal Reserve System for estimating current expected credit losses for institutions with assets of less than $1B. The SCALE tool, also developed by the Federal Reserve System, uses publicly available data from Schedule RI-C of the Call Report to derive the initial proxy expected lifetime loss rates. The data reported in Schedule RI-C requires institutions with $1 billion or more in total assets to report disaggregated information by portfolio category on the amortized cost basis of held-for-investment loans and leases and the related balance in the allowance for credit losses (“ACL”) at the end of each quarter in accordance with ASU 2016-13.

Management used the following method for evaluating the ACL for its Business Purpose Loans as of December 31, 2023:

1.	Management provided a portfolio category based on standard Mortgage Call Report categories. These categories were:

●	Real Estate – Construction – includes loans given to borrowers for rehabilitation/construction of property.

●	Real Estate – Commercial – includes loans given to borrowers for commercial assets including retail, office or multifamily (greater than five units).

●	Real Estate – Residential – includes loans on single family (1-4 unit) properties that were not undergoing any rehabilitation or construction.

2.	Loans were categorized by this category on a portfolio level.

3.	Management input the CECL ACL lifetime loss rate from the Federal Financial Institutions Examination Council (“FFIECC”) schedule RI-C on a national level.

4.	Management compared the Company’s net loss to average total Loans and Leases (“LNLS”) to the Peer (national) net loss to average total LNLS.

5.	The initial findings without any adjustment for qualitative factors provided an ACL across all categories of $84,414.

Management considered the following qualitative factors:

1.	The Company’s historical track record of zero losses on these types of loans.

2.	Since these financial assets are secured by collateral, Management considered the future potential changes in the collateral value including costs associated with liquidating the property in the event of foreclosure. Management also considers the collateral to be protected due to the portfolio’s combined loan to value of approximately 60% inclusive of senior debt when the Company’s loan is in a subordinated position.

3.	The remaining contractual term of all of the financial assets mature within the next 36 months with all except one maturing within 12 months of the balance sheet date.

4.	Real estate serves as the collateral and the lowest year-over-year decrease on record is approximately 19%. If this were to occur before the loans mature, the loans would still be secured.

5.	No significant changes in the future collateral values are expected.

6.	The Company uses standard mortgage and loan documents that also include personal guarantees for added level of security and receives third party property valuations on underlying collateral during the due diligence process.

7.	There have not been any significant price reductions in the markets of the locations of the collateral securing our diverse loan portfolio.

Based on the above, no qualitative adjustment was considered necessary.

The following table presents an analysis of the allowance for credit losses by portfolio category for the year ended December 31, 2023:

	RE-Construction	RE-Commercial	RE-Residential	Total

Amortized Cost	$3,481,681	$1,487,503	$3,877,208	$8,846,392
Less: Provision for Losses	(44,678)	(14,046)	(25,690)	(84,414)
Carrying amount at December 31, 2023	$3,437,003	$1,473,457	$3,851,518	$8,761,978

Number of loans	5	1	5	11

The Company did not have an ACL in 2022. The following table presents a rollforward of the ACL for the year ended December 31, 2023:

Beginning balance at January 1, 2023	$-
Provision for Losses	84,414
Ending Balance as of December 31, 2023	$84,414

Charge-Offs

The Company records charge-offs for loans held-for-investment when Management determines that all, or a portion, of the unpaid principal balance is uncollectible, which generally occurs when all reasonable means of recovering the loan balance have been exhausted. Such determination is based on factors such as the occurrence of significant changes in the borrower’s financial position such that the borrower can no longer pay the obligation, or that the proceeds from collateral will not be sufficient to cover the loan amount. Charge-offs reduce the recorded investment in the loan. Charge-offs are recorded as a reduction to the ACL and subsequent recoveries of previously charged-off amounts are credited to the ACL. Costs incurred to recover charged-off loans are recorded as an expense and included in the Statements of Operations. The Company did not record any charge-offs in 2022 or 2023.

Off-balance Sheet Credit Exposures

Business Purpose Bridge Loans for Construction Purposes “Construction Loans”

At December 31, 2023, the Company had five approved construction loans with a total borrowing amount of $6,256,669. One loan had undisbursed construction funds, totaling $2,774,988. Disbursements are made at various completed phases of the construction project. Undistributed amounts will be funded by draws subject to progress inspections. The Company had $0 in construction loans as of December 31, 2022. The Company utilized the SCALE method and considered the same qualitative factors as discussed in the Allowance for Current Expected Credit Losses section to calculate the liability for credit losses related to unfunded commitments on its Construction Loans as of December 31, 2023. As a result, the Company recorded a liability for credit losses on unfunded commitments related to its construction loans of $35,609 as of December 31, 2023 and is included in Liability for Credit Losses on unfunded loan commitments in the Balance Sheets. The Company did not record any liabilities for credit losses in 2022. The following table presents a rollforward of the liability for credit losses for the year ended December 31, 2023:

Beginning balance at January 1, 2023	$-
Liability for Credit Losses	35,609
Ending Balance as of December 31, 2023	$35,609

In-Place Lease Intangible Assets

In-place lease intangible assets result when a lease is assumed as part of a real estate acquisition. The fair value of in-place leases consists of the following components, as applicable (1) the estimated cost to replace the leases (including loss of rent, estimated commissions and legal fees paid in similar leases), and (2) the above or below market cash flow of the leases, determined by comparing the projected cash flows of the leases in place at the time of acquisition to projected cash flows of comparable market-rate leases. The In-place Lease Intangible Assets, as shown in the Balance Sheets, represent lease contracts Management considered to be above market value at the time of assumption. In-place Lease Intangible Assets are amortized on a straight-line basis as increases to rental income over the remaining term of the leases. Should a tenant terminate a lease, the unamortized portion of the lease intangible is recognized immediately as an expense.

Internal-use Software Intangible Asset

Internal-use Software Intangible Asset, as shown in the Balance Sheets, represents implementation costs of software the Company purchased to manage its loans and finance and accounting. Implementation costs of $190,310 are included in Internal-use Software Intangible Assets and are amortized on a straight-line basis over 3 years. Amortization expense related to implementation costs of $63,437 and $0 were included in General and Administrative Expense in the Statements of Operations for the years ended 2023 and 2022, respectively. The annual software license fee of $43,200 and $0 was included in General and Administrative Expense in the Statements of Operations for the years ended 2023 and 2022, respectively.

Accrued Liabilities

The following table summarizes the amount of accrued liabilities as shown in Accrued Liabilities in the Balance Sheets:

	As of December 31,
	2023	2022
Payroll Liabilities	$56,404	$50,592
Legal Costs	-	5,683
Tenant Security Deposits	2,500	-
Other Miscellaneous Costs	4,069	-
Total Accrued Liabilities	$62,973	$56,275

Income Taxes

The Company uses the asset and liability method of ASC 740 to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The recognition of certain net deferred tax assets of our reporting entities are dependent upon, but not limited to, the future profitability of the reporting entity, when the underlying temporary differences will reverse, and tax planning strategies. Further, Management’s judgment regarding the use of estimates and projections is required in assessing the Company’s ability to realize the deferred tax assets relating to NOL carryforwards.

For the year ended December 31, 2023 and December 31, 2022, 100% of the distributions received by both the common and preferred stockholders were classified as return of capital for income tax purposes.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It requires a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, in an income tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management has considered all positions expected to be taken on the 2023 and 2022 tax returns, and concluded that tax positions taken will more likely than not be sustained at the full amount upon examination. Accordingly, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2023. If any income tax exposure was identified, the Company would recognize an estimated liability for income tax items that meet the criteria for accrual. The Company has not been assessed interest or penalties by any major tax jurisdictions. If any interest and penalties related to income tax assessments arose, the Company would record them as income tax expense.

Revenue Recognition

For performing mortgage and business purpose loans in accrual status, interest income includes interest at stated rates based on the contractual payment terms of the loan. If a loan is prepaid, the Company immediately recognizes the amount of interest calculated in the payoff statement as an increase to interest income. The Company recognized $270,600 and $34,926 of interest income related to accrual mortgage loans during 2023 and 2022, respectively, which is included in Mortgage Loans: Interest Income in the Statements of Operations. The Company recognized $723,096 and $0 of interest income related to accrual business purpose loan during 2023 and 2022, respectively, which is included in Business Purpose Loans: Interest income in the Statements of Operations.

Late payment penalties (“Late Fees”) on performing loans are recognized as revenue when billable to the borrower. The Company recognized $1,436 and $273 of revenue related to Late Fees during 2023 and 2022, respectively, which is included in Mortgage Loans: Late Fees and Other in the Statements of Operations.

Advances are payments made by the Lender which are an obligation of the borrower. When the Company purchases a loan, there are sometimes Advances owed on the loan, in addition to the loan balance and unpaid interest of the loan. When a loan is purchased with Advances, this means the prior lender made an advance on the borrower’s behalf and the prior lender did not receive payment from the borrower for said Advances. The Company is entitled to receive all future payments from the borrower for the unpaid balance of Advances after the acquisition date. Payments for the unpaid balance of Advances are recognized as revenue upon receipt. The Company recognized $7,226 and $1,074 of revenue related to unpaid Advances during 2023 and 2022, respectively, and is included in Mortgage Loans: Late Fees and Other in the Statements of Operations.

For non-performing loans in non-accrual status, interest income recognition is suspended until, in the opinion of management, a full recovery of the contractual principal and interest is expected. When a loan is in non-accrual status, all payments received, including Late Fees, are applied to principal. If a loan in non-accrual status is prepaid, the Company immediately recognizes the increase or decrease in the proceeds received versus the carrying value of the loan as interest income. The amount of interest income recognized due to full prepayments of loans in non-accrual status is $82,543 and $0 during 2023 and 2022, respectively, and is included in Mortgage Loans: Interest Income in the Statements of Operations.

During 2023, the Company recognized $31,579 of Other Revenue in the Statement of Operations which included $30,829 of cash rewards on its business credit cards and $750 of fees received from guests on the podcast for marketing.

During 2022, the Company recognized $17,442 of Other Revenue in the Statement of Operations which included $14,942 of cash rewards on its business credit cards and $2,500 of earnest money forfeited during the sales process of real estate property.

Rental income is recognized according to the guidance in ASU 2016-02, Leases (Topic 842) on a straight-line basis over the term of the lease. The Company did not recognize any rental income in 2022 due to the short duration (one week) of the lease period being applicable to the time period covered by the financial statements. The Company recognized rental income of $94,969 in 2023 and is included in Rental Income in the Statements of Operations.

Lender fees consist of origination and underwriting fees on business purpose loans. The Company capitalizes Lender Fees and recognizes income, net of costs, as an adjustment of the yield on the related loan. Lender fees are accreted to income over the life of the loan under the effective interest method. The Company does not amortize Lender Fees during periods in which interest income on the loan is not being accrued because of concerns about the collection of principal and interest from the borrower. Net deferred Lender Fees from the origination of business purpose loans in the amount of $132,826 and $0 were amortized into income for the years ended 2023 and 2022, respectively and are included in Lender Fees in the Statements of Operations.

Loan Origination Fees and Costs

Loan origination fees and costs associated with loans held-for-sale are deferred and included as part of the loan balance until the loan is sold. For loans held for investment, direct loan origination costs and origination fees are offset, and the net amount is deferred and amortized over the life of the related loan using the interest method described in ASC 835, Interest. The Company does not amortize deferred net fees or costs during periods in which interest income on the loan is not being accrued because of concerns about the collection of principal and interest from the borrower.

Credit Card Obligations

The Company utilizes business credit card accounts to finance marketing, advertising, and other general and administrative expenses. Credit card financing provides additional liquidity for the Company as well as cash back rewards on purchases. The Company did not incur any interest expense during 2023 or 2022 related to credit card financing. The Company’s credit card obligations of $76,836 and $173,157 is shown in Credit Card Obligations in the Balance Sheets as of December 31, 2023 and December 31, 2022, respectively.

Offering Costs

Offering costs consist of specific incremental costs, including legal, underwriting, marketing, and other costs directly attributable to an offering the Company commenced during July 2022 under Regulation A+. Offering Costs of $1,636,301 and $1,285,954 were charged to equity during 2023 and 2022, respectively.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs unrelated to the Regulation A Offering as incurred. Total Advertising and Marketing Costs of $118,279 and $54,363 incurred during 2023 and 2022, respectively, are included in Advertising and Marketing in the Statements of Operations.

Furniture and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded over the estimated useful life of the assets principally by the straight-line method. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred.

Depreciation is recorded over the estimated useful lives of the assets involved using the straight-line method. The Company’s Furniture and Equipment, Net in the Balance Sheets consists of the following:

	Estimated		Carrying Value As of December 31,
Asset	Useful Life	Cost	2023	2022
Computer Equipment	5 years	$7,512	$5,050	$6,553

Business Purpose Loans

The company originates short term business purpose bridge loans secured by real estate. These loans are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. These loans are typically issued to borrowers to perform renovations to the property or acquire a property. Business Purpose loans are typically interest only with the full principal balance due at maturity and are less than twenty-four months in duration. Some loans may contain options for the borrower to extend the maturity date of the loan in exchange for an extension fee. Extensions are typically granted for up to six months in duration.

Business Purpose loans are held for investment and are reported in the Balance Sheets at their amortized cost basis. The Company did not originate any business purpose loans during 2022. The following is a reconciliation of the amortized cost of $8,761,978 shown in Business Purpose Loans, held-for investment in the Balance Sheets as of December 31, 2023:

Unpaid Principal Balance (UPB)	$9,308,542
Less: Allowance for Credit Losses	(84,414)
Less: Discount	(291,583)
Less: Net Deferred Fees and Costs	(170,567)
Balance as of December 31, 2023	$8,761,978

Loan Classification

Loans held for investment are placed in non-accrual status when interest becomes 90 days past due. When a loan held for investment is placed in non-accrual status, the Company stops accruing interest and fees and any previously recognized interest income that was accrued and not collected from the borrower is reversed against interest income in the current period. Any payments received from the borrower while the loan is in non-accrual status are first applied to principal and any excess would be recognized as interest income upon receipt. When a delinquent loan previously placed in non-accrual status has cured, meaning all delinquent principal and interest have been remitted by the borrower, the loan is placed back in accrual status. The Company did not have any loans held for investment in non-accrual status as of December 31, 2023 or December 31, 2022.

Credit Quality Indicators

In assessing estimated credit losses, the segmentation variable used by Management includes internal grades assigned to loans at origination. The Company’s underwriting team assesses each loan and the proposed terms of the loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that the Company will accept. The underwriting team consists of one to two asset managers and the Chief Executive Officer (“CEO”).

The underwriting team uses an internal grading system to assign one of five letter grades, from A to E, to each loan.

Graded Score	Overall Weighted Value
A	90-100
B	80-89
C	70-79
D	60-69
E	Below 60

The letter grade reflects the overall risk of the loan. The underwriting team considers loans with a letter grade of A or B to pose a lower level of risk to the Company and the likelihood of a substantial loss is considered to be low. Letter grade C poses a higher level of risk than letter grades A and B and the likelihood of loss is greater than that of letter grades A and B but less than a substantial loss. Letter grades D and E pose a higher level of risk and the likelihood of a substantial loss is considered to be high.

The underwriting team evaluates the following characteristics of the loan when assigning a letter grade:

•	Loan-to-value ratio (“LTV”) – The underwriting team includes all senior debt in the numerator when calculating LTV. LTV is calculated as the percentage of the sum of the unpaid balance plus all senior secured loans on the property divided by the sum of the estimated market value of all properties collateralizing the loan. The estimated market value is derived from third party sources including: an automated valuation model (“AVM”), a broker price opinion (“BPO”), and/or a property appraisal. The underwriting team calculates the LTV and assigns a numerical score from 0-100. A low LTV ratio is considered to pose a lower risk of loss and is assigned a letter grade of A or B. A high LTV ratio is considered to pose a higher risk of loss and is assigned a letter grade of C, D, or E accordingly.

•	Borrower’s net worth - The borrower’s net worth is compared to the loan amount to create a multiple. Once the underwriting team determines the multiple, a numerical value is assigned from 0-100. A higher multiple is considered to pose a lower risk of loss and is assigned a letter grade of A or B. A low multiple is considered to pose a higher risk of loss and is assigned a letter grade of C, D, or E accordingly.

•	Borrower’s credit score - A credit report is pulled from at least one of the three credit rating agencies. The credit is then assigned a numerical score from 0-100. A higher credit score is considered to pose a lower risk of loss and is assigned a letter grade of A or B. A low credit score is considered to pose a higher risk of loss and is assigned a letter grade of C, D, or E accordingly.

•	Collateral risk – Collateral risk includes several variables. These include property type (single family, land, multi-family, commercial etc), property condition and lien position. These include the unique characteristics to each loan being evaluated. Collateral that is a first position on a single-family residence would receive a higher score than a 2nd position lien on an office building due to our perceived inherent risk of being in second position and office being more volatile than single family residential. Upon reviewing the collateral, a numerical score is assigned from 0-100.

After reviewing all of the characteristics of the loan, the individual scores above are combined into a weighted average to provide an overall score for the potential loan. Based on the score, the loan is given a letter grade based on the internal grading system table above.

The following table presents the carrying value of business purpose loans by year of origination and internal risk rating:

Year Originated
2023
Loan grades:
A	$4,464,966
B	4,381,426
C	-
D	-
E	-
Total Amortized Cost	$8,846,392
Less: Allowance for credit losses	(84,414)
Carrying Amount	$8,761,978

All credit quality indicators were updated as of December 31, 2023. There are no past due amounts from Business Purpose loans as of December 31, 2023.

Mortgage loans are evaluated based on three key characteristics:

●	Property – The condition of the property is assessed through exterior inspections. Additionally, the underwriting team evaluates the title to ensure its accuracy. When acquiring a first-position mortgage loan, the underwriting teams conducts a title report to confirm that the lien is indeed in the first position and that the seller is the legitimate holder of the loan. The underwriting teams also verifies the status of taxes and other liens that could take precedence over the mortgage lien.

●	Borrower – The underwriting team’s evaluation includes a review of the mortgage servicing notes, payment history, and a background check on the borrower. Key criteria such as the number of bankruptcy filings and the borrower’s willingness to work with previous lien holders are analyzed to gauge the likelihood of reaching a resolution with the borrower.

●	Predicament – In the case of a non-performing loan, the underwriting team investigates the circumstances that led to the borrower’s current situation; whether it was due to extenuating circumstances such as a death, divorce, disability, or a temporary loss of income.

These factors are integrated into an in-house financial model to determine potential outcomes and risks associated with the loan, ultimately guiding us in establishing an appropriate acquisition price.

Residential Mortgage Loans

Loan Classification

Loans are considered performing loans when Management expects to receive all of the contractually specified principal and interest payments. Loans are considered non-performing when Management does not expect to receive all of the contractually specified principal and interest payments. The Company works with borrowers of non-performing loans in an effort to convert the loan to performing, and then liquidate the loan at a higher margin. If a borrower cannot make payments on a loan, the Company has multiple options including loan modification, deed-in-lieu of foreclosure, or foreclosing on the property. The Company invests heavily in non-performing mortgage loans with the intention of liquidating the loan after converting the loan to performing, loan modification, or through foreclosure. The Company’s business model is to buy then sell or foreclose on its loans after a short holding period and, therefore, classifies its residential mortgage loans as held-for-sale. The Company accounts for its residential mortgage loans under ASC 948 Financial Services – Mortgage Banking. Loans are recorded at the lower of cost or market upon acquisition and subsequently at each reporting date.

Loan Servicing

The Company contracts with various loan servicing companies to service the Company’s mortgage loans. The loan servicing companies are entitled to a monthly servicing fee for each loan as well as other fees that are standard in the loan servicing business. The Company incurred $65,922 and $10,631 of loan servicing fees in 2023 and 2022, respectively, and is included in Mortgage Loan Expenses in the Statements of Operations.

Loan Impairment

Loans considered held-for-sale are evaluated for impairment by Management at each reporting date. A valuation allowance is recorded to the extent that the fair value of the loan is less than the amortized cost basis. No valuation allowance for loans held-for-sale was recorded as of December 31, 2023 and December 31, 2022.

From time to time, Management negotiates and enters into loan modifications with borrowers whose loans are delinquent (non-performing). Modifications may include lowering monthly payments, deferring some principal balances to maturity, modifying the maturity date, and/or reclassifying loan charges. The Company recognizes the effects of any loan modifications in the financial statements immediately. The Company did not have any loan modifications in 2022 and, therefore had no effect on the financial statements. The Company executed 5 modification agreements in 2023 with no significant impact to the financial statements. The nature of the 2023 modifications is:

1.	Business Purpose Loan – the borrower was granted a 4-month extension.

2.	Residential Mortgage Loan –a loan modification agreement was executed on a non-accrual loan to add $3,267 in past due interest and advances to the principal of the loan for a term of 53 months.

3.	Residential Mortgage Loan –a loan modification agreement was executed as part of court ordered mediation on a non-accrual loan to add $110,103 in past due interest and advances to the principal of the loan in consideration for the borrower making a $50,000 payment with funds obtained from the States Homeowner Assistance Fund.

4.	Business Purpose Loan – The loan amount was increased by $436,000 as part of a borrower’s request.

5.	Residential Mortgage Loan – The maturity date was extended by 3 months.

The Company did not forgive, partially or in full, any portion of loan principal balances in 2023 or 2022.

Real Estate Property

Real Estate Owned

Real estate owned (“REO”) is property acquired in full or partial settlement of loan obligations generally through foreclosure. At acquisition, the Company records the REO at the property’s fair value less estimated costs to sell. Concurrently, the carrying value of the loan receivable is reduced to zero. A gain on loan transfer to REO is recorded in the Statements of Operations when the REO’s fair value less estimated costs to sell is greater than the loan’s carrying value. A loss on loan transfer to REO is recorded in the Statements of Operations when the REO’s fair value less estimated costs to sell is less than the loan’s carrying value.

The REO fair value estimates are derived from information available in the real estate markets including similar property, and often require the experience and judgment of third parties such as real estate appraisers and brokers. The estimates figure materially in calculating the value of the property at acquisition, the level of charge for loan gain or loss and any subsequent valuation reserves. After REO acquisition, costs incurred relating to the development and improvement of the property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. REO is analyzed periodically for changes in fair values and any subsequent write down is charged as an expense on the statements of income. Any recovery in the fair value subsequent to such a write down is recorded, not to exceed the REO fair value recorded at acquisition. The Company did not record any write downs in 2023 or 2022.

As of December 31, 2022, the Company did not have REO property and foreclosure procedures had been initiated on 7 mortgage loans with an aggregate carrying value of $47,873.

As of December 31, 2023, foreclosure procedures had been initiated on 9 mortgage loans with an aggregate carrying value of $307,000. The Company acquired 6 real estate properties through foreclosure in 2023 and sold 3 of those properties. The 3 remaining REO properties are actively listed for sale on the market, and therefore, are classified as held-for-sale and are included in Real Estate Property, held-for-sale in the Balance Sheets. The following table summarizes the activity and carrying values of REO assets during 2023:

	2023
REOs not sold as of December 31, 2023	AL	AL	IL	Total
Real estate FMV less selling costs at foreclosure	148,000	120,000	32,900	300,900
Loan carrying value at foreclosure	(16,301)	(10,710)	(20,851)	(47,862)
Funds paid to 1st lienholder	(144,000)	-	-	(144,000)
Gain (loss) on loan transfer to REO	$(12,301)	$109,290	$12,049	$109,038

Building	130,900	96,400	26,159	253,459
Land	17,100	23,600	6,741	47,441
Total Real Estate Property, held-for-sale as of December 31, 2023	$148,000	$120,000	$32,900	$300,900

	2023
REOs sold during 2023	TN	OH	MD	Total
Real estate FMV less selling costs at foreclosure	47,000	30,000	13,000	90,000
Loan carrying value at foreclosure	(47,517)	(13,000)	(7,805)	(68,322)
Gain (loss) on loan transfer to REO	$(517)	$17,000	$5,195	$21,678

Sale Proceeds from the sale of Real Estate	61,000	22,562	20,000	103,562
Real Estate carrying value at time of sale	(47,000)	(30,000)	(13,000)	(90,000)
Gain (loss) on Sale of Real Estate Property, held-for-sale	$14,000	$(7,438)	$7,000	$13,562

Real Estate Purchase Price Allocations

Upon the acquisition of real estate properties which do not constitute the definition of a business, the Company recognizes the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their relative fair values. Acquisition-related costs are capitalized in the period incurred and are recorded to the components of the real estate assets acquired. In determining fair values for multifamily apartment acquisitions, the Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods like those used by independent appraisers (e.g., discounted cash flow analysis) and which utilize appropriate discount and/or capitalization rates and available market information. In determining fair values for single-family residential home acquisitions, the Company utilizes information obtained from county tax assessment records and available market information to assist in the determination of the fair value of land and buildings. Estimates of future cash flows are based on several factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Impairment of Real Estate Property

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets. No impairment charges were recorded in 2023 or 2022.

Lessor

The Company classifies its leases at inception as operating, direct financing or sales-type leases. A lease is classified as a sales-type lease if at least one of the following criteria is met: (1) the lease transfers ownership of the underlying asset to the lessee, (2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (3) the lease term is for a major part of the remaining economic life of the underlying asset, (4) the present value of the sum of the lease payments equals or exceeds substantially all of the fair value of the underlying assets, or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. Furthermore, when none of the above criteria is met, a lease is classified as a direct financing lease if both of the following criteria are met: (1) the present value of the of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds the fair value of the underlying asset and (2) it is probable that the lessor will collect the lease payments plus any amount necessary to satisfy a residual value guarantee. A lease is classified as an operating lease if it does not qualify as a sales-type or direct financing lease. Currently, the Company classifies all of its lessor arrangements as operating leases.

3. INCOME TAXES

The Company used a federal corporate income tax rate of 21% plus a federal adjusted effective tax rate for the state of Virginia of 4.74% to calculate a Deferred Tax Asset of $501,552 and $227,186 at December 31, 2023 and 2022, respectively. A corresponding full valuation allowance of $501,552 and $227,186 at December 31, 2023 and 2022, respectively, was recorded for a net Deferred Tax Asset of zero. Components of net deferred tax asset, including a valuation allowance are as follows at December 31, 2023 and December 31, 2022, respectively:

	As of December 31,
	2023	2022
Net Operating Loss Carryforward	$1,948,532	$882,621
Total Deferred Tax Asset	501,552	227,186
Less: Valuation Allowance	(501,552)	(227,186)
Net Deferred Tax Asset	$-	$-

Management will continue to assess the need for a valuation allowance on the deferred tax asset by evaluating both positive and negative evidence that may exist at each reporting date. Any adjustment to the deferred tax asset valuation allowance is recorded in the statements of operations in the period it is determined an adjustment is required. The Company did not recognize any income tax expense for the years ending December 31, 2023 and 2022.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial reporting purposes, the Company follows a fair value hierarchy established under GAAP that is used to determine the fair value of financial instruments. This hierarchy prioritizes relevant market inputs in order to determine an “exit price” at the measurement date, or the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation of distressed sale. Level 1 inputs are observable inputs that reflect quoted prices for identical assets or liabilities in active markets. Level 2 inputs are observable inputs other than quoted prices for an asset or liability that are obtained through corroboration with observable market data. Level 3 inputs are unobservable inputs (e.g. our own data or assumptions) that are used when there is little, if any, relevant market activity for the asset or liability required to be measured at fair value.

In certain cases, inputs used to measure fair value fall into different levels of the fair value hierarchy. In such cases, the level at which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. Our assessment of the significance of a particular input requires judgment and considers factors specific to the asset or liability being measured.

The Company had no financial instruments carried at fair value as of December 31, 2022.

The Company measures Real Estate Property, held-for-sale at the lower of cost or fair value. The fair values of the Company’s short-term financial instruments such as cash and cash equivalents, prepaid expenses, other receivables, and due from related parties approximate their carrying values on the Balance Sheet. The fair values of the Company’s assets were measured using Level 3 inputs and are estimated as follows:

Residential Mortgage Loans, held for sale, net

The fair value of loans held for sale were measured on a loan by loan basis using a discounted cash flow (“DCF”) model that may consider various exit strategies that would impact the timing or extent of cash flows. Fair values of loans held for sale with variable or fixed rates were calculated using the net present values of future cash flows, discounted to an adjusted return of 12 to 30%. In addition to the DCF model, management relies on readily available industry data as well as pricing on its recently completed acquisitions and dispositions in the determination of fair value. The fair value of Residential Mortgage Loans, held-for-sale, net is $3,915,594 and $2,344,718 as of December 31, 2023 and December 31, 2022, respectively.

Business Purpose Loans, held for investment, net

The fair value of business purpose loans held for investment was measured using the most current data available from our loan portfolio and supplemented with recent sales data from RAMS Mortgage Capital (RAMS). As a reputable whole loan trading company specializing in sales and analytics, RAMS provides relevant market insights and recent transaction data which have shown similar type loan types trading at par, with the loan interest rates ranging between 11-12%. The fair value of Business Purpose Loans, held-for-investment, net is $9,308,542 and $0 as of December 31, 2023 and December 31, 2022, respectively.

Real Estate Property, held for sale

The fair value of real estate held for sale was measured using available market quotes and broker price opinions, comparable properties, or other indications of value. The fair value of Real Estate Property, held-for-sale, is $300,900 and $0 as of December 31, 2023 and December 31, 2022, respectively.

5. RESIDENTIAL MORTGAGE LOANS, HELD-FOR-SALE, NET

The following table provides a reconciliation of performing and non-performing loans presented as Residential Mortgage Loans, held-for-sale, net in the Balance Sheets as of December 31, 2023 and 2022:

	As of December 31,
Performing Loans	2023	2022
Performing Loans Balance at the Beginning of the Period	$1,161,944	$-
Contractual Principal Balance Purchases	239,674	1,811,330
Less: Purchase Discount	(87,413)	(666,182)
Purchase Premium	-	12,000
Loan Acquisition Costs	2,030	4,796
Less: Principal Repayments	(176,122)	-
Less: Reclass to Non-performing	(79,059)	-
Less: Principal Balance of Loans Sold	(409,084)	-
Performing Loans Balance at the End of the Period	$651,969	$1,161,944

Non-performing Loans	2023	2022
Acquisition Costs Less Proceeds Received	2,964,456	801,327

Total Residential Mortgage Loans, held-for-sale, net (1)	$3,616,425	$1,963,271

(1)	The unpaid contractual principal balance of non-performing loans is $4,137,786 and $1,269,490 as of December 31, 2023 and 2022, respectively.

6. ACQUISITIONS AND DISPOSITIONS OF PURCHASED REAL ESTATE

Acquisitions

The Company did not have any acquisitions or dispositions of purchased real estate during 2023.

The following describes the Company’s significant acquisition activity and related new financing during the period ended December 31, 2022:

Type	Location	Ownership Interest	Date of Acquisition	Purchase Price	Debt Assumed
Multifamily Apartment	Rutland, VT	100%	December 31, 2022	$202,945	(1)
Multifamily Apartment	Rutland, VT	100%	December 31, 2022	116,713	(1)
Multifamily Apartment	Rutland, VT	100%	December 31, 2022	152,220	(1)
Single Family Residential Home	Johnstown, PA	100%	August 23, 2022	7,200	(1)
				$479,078

(1)	This was an all-cash transaction

The real estate acquisitions above have been accounted for as asset acquisitions. The purchase prices were allocated to the acquired assets based on their estimated relative fair values at the dates of acquisition.

The following table summarizes the assets acquired at the acquisition date for acquisitions made during the year ended December 31, 2022:

Purchase Price Allocation
Land	$181,500
Building	260,078
In-place Leases	37,500
Total Assets Acquired	$479,078

Dispositions

The following table describes the Company’s disposition activity during the year ended December 31, 2022:

Type	Location	Ownership Interest	Date of Acquisition	Purchase Price	Date of Disposition	Sales Price	Gain Recognized in Statement of Operations
Single Family Residential Home	Johnstown, PA	100%	August 23, 2022	$7,200	November 22, 2022	$17,500	$10,300

7. INTANGIBLE ASSETS

In-place Lease Intangible Assets

In-place Lease Intangible Assets, as shown in the Balance Sheets, is comprised of the following:

	2023	2022
In-place Lease Intangible Assets at the beginning of the period	$37,500	$-
Additions	-	37,500
Less: Accumulated Amortization	(37,500)	-
In-place Lease Intangible Assets at the end of the period	$-	$37,500

The Company did not record any amortization related to in-place lease intangible assets in 2022 due to the short term (one week) of ownership.

Internal-use Software Intangible Asset, net

Internal-use Software Intangible Asset, net, as shown in the Balance Sheets, is comprised of the following:

	2023	2022
Internal-use Software Intangible Asset at the beginning of the period	$-	$-
Additions	190,310	-
Less: Accumulated Amortization	(63,437)	-
Internal-use Software Intangible Asset at the end of the period	$126,873	$-

8. REAL ESTATE PROPERTY, HELD FOR INVESTMENT, NET

The Company’s Real Estate Property, held-for-investment, net as presented in the Balance Sheets is comprised of the following:

	As of December 31,
	2023	2022
Building	$247,500	$247,500
Land	180,000	180,000
Closing Costs	6,878	6,878
In-place Leases	-	37,500
Improvements	137,549	-
Total Real Estate Property, held-for-investment	571,927	471,878
Less: Accumulated Depreciation and Amortization	(12,155)	-
Total Real Estate Property, held-for-investment, net	$559,772	$471,878

The Company did not record any depreciation or amortization related to real estate property in 2022 due to the short term of ownership.

9. LEASES

The Company’s lessor arrangements primarily include tenant contracts for small multi-unit apartment buildings. The following table is a summary of the rental cash payments owed to the Company, as a lessor, by tenants pursuant to contractual agreements in effect as of December 31, 2023:

	Years Ending December 31
	2023	2024	2025	2026	2027	Thereafter	Total
Tenant Leases	$3,250	$78,125	$7,900	$-	$-	$-	$89,275

10. RELATED PARTIES

The Company has historically engaged in and may continue to engage in certain business transactions with related parties, including but not limited to, purchases and dispositions of residential mortgage loans, real estate property, general and administrative expenses, and mortgage loan servicing. Related parties refer to non-consolidated companies that are controlled by one of the Company’s common stockholders who is also an officer of the Company. The Company purchased a significant amount of its residential mortgage loans from related parties in 2022. The total amount paid to related parties for the purchase of residential mortgage loans is $183,100 and $1,351,500 in 2023 and 2022, respectively. The total amount paid to related parties for the purchase of real estate property in 2022 is $472,200.

The Company had an agreement in place with a loan servicing company to service a majority of its residential mortgage loans. One of the Company’s common stockholders held a minority interest in the referenced servicing company through August of 2023 when 100% of their interest was sold to the majority partner of the loan servicing company. During the time of ownership, the common stockholder did not have significant influence and was not involved in the day-to-day operations of the loan servicing company. The Company ceased the servicing agreement with the referenced loan servicing company in August 2023. The Company incurred $24,196 and $6,725 of loan servicing fees related to the referenced loan servicing company in 2023 and 2022, respectively and is included in Mortgage Loan Expenses on the Statements of Operations.

The Company had receivables due from related parties in relation to general and administrative expenses paid on behalf of related parties in the amount of $936 and $11,598 as of December 31, 2023 and December 31, 2022, respectively and is included in Due From Related Parties in the Balance Sheets.

11. COMMITMENTS AND CONTINGENCIES & STOCKHOLDERS’ EQUITY

The Company issued 1,000,000 shares of Common Stock to its sole Common Stock Stockholder during 2022. Each Common Stock share had an initial stated price of zero dollars per share. Contributions of additional paid-in capital on Common Stock was $344,000 during 2022. Return of capital distributions of additional paid in capital on Common Stock was $122,000 during 2022.

On May 2, 2023, the sole Common Stock stockholder granted the Chief Strategy Officer (“CSO”) and member of the Board of Directors of CWS Investments, Inc., 250,000 restricted shares of common stock, par value of $0.001 per share, of the Company in connection with their service as an officer of the Company and a member of the Board of Directors. The restrictions on the Restricted Shares are as follows: If the CSO were to voluntarily leave the Company, be terminated for cause, or otherwise violate the terms of the Restricted Stock Agreement or the Assignment of Stock prior to the Vesting Date, the Restricted Shares shall automatically revert back to the prior sole Common stockholder without payment. If the CSO were to leave the Company for any reason after the Vesting Date, the prior sole Common stockholder shall be entitled to repurchase the Restricted Shares for an amount equal to the greater of 150% of the prior year’s retained earnings, or four cents per share. Assuming the CSO provides continuous service as an employee, all restrictions on the Restricted Shares will lapse on the vesting date, February 22, 2026 and the Restricted Shares will become vested. In the event of a change in control, the Restricted Shares shall vest from and after the date of the change in control, notwithstanding the vesting date. The Company did not recognize any compensation expense in 2023 related to the Restricted Shares because the value of the Restricted Shares is considered nominal as of December 31, 2023.

The Company issued 1,283,723 and 660,163 Class A Preferred Shares during 2023 and 2022, respectively. Each Class A Share had an initial stated price of $10 per share. The Class A Shares were not certificated. The Class A Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon liquidation, dissolution, or winding up. Holders of Class A Shares have no voting rights. The Company is also offering up to 525,000 Class A Bonus Shares (“Bonus Shares”) as an incentive based on a tiered investment amount starting at $25,000. Holders of Class A Shares are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends on each Class A Share at a per annum rate of 8% of the stated value of such share. Class A Members are required to hold their stock for a minimum of 48 months (“Class A Lock-up Period”) from the date of the Company’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Class A Lock-up Period may be considered on a case-by-case basis subject to a penalty against the amount invested, payable the Company, as follows:

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

●	From 36 months to before 48 months – 5%

During 2023, the Company granted redemption requests of 22,550 Class A Shares which resulted in forfeiture of 978 Bonus Shares. All of the redemption requests were subject to a 12% penalty. The total amount of penalties charged for early redemption was $27,060 and is included in Accumulated Deficit in the Balance Sheets.

The Company issued 128,800 Class B, C, D Preferred Shares during 2023. Each Class B, C, D Share had an initial stated price of $10 per share. The Class B, C, D Shares were not certificated. The Class B, C, D Shares rank senior to any issued or unissued common stock or membership units of the Company with respect to payment of dividends and distribution of amounts upon liquidation, dissolution, or winding up. Holders of Class B, C, D Shares are entitled to receive, when and as declared by Management out of legally available funds, cumulative cash dividends. Class B Share at a per annum rate of 9% of the stated value of such share, Class C shares at a per annum rate of 10% of the stated value of such share and Class D Share at a per annum rate of 11% of the stated value of such share. Class B, C, D Members are required to hold their stock for a minimum of 36 months (“Class B, C, D Lock-up Period”) from the date of the Company’s receipt and deposit of the invested funds. Early redemption requests for reasons of financial hardship or emergency during the Class B, C, D Lock-up Period may be considered on a case-by-case basis subject to a subjective penalty against the amount invested, payable the Company, as follows:

●	Within 12 months – 12%

●	From 12 months to before 24 months – 10%

●	From 24 months to before 36 months – 9%

The Company does not offer Bonus Shares to holders of Class B, C, D Preferred Shares.

Management shall have no obligation to consider any early redemption requests during the life of the Company. Additionally, Management may also place certain restrictions on the amount of outstanding shares that may be available for early redemption at any given time. A Member shall be required to provide Management with a 90-day notice for any Redemption request to be considered. No Member will be given priority for Redemption over any other Member for any reason other than the date upon which the request was made. Management may redeem Membership Units Pari Passu at any time at the then current Unit Price in its sole discretion without penalty to Management or the Company. Given the illiquid nature of the assets, Management reserves the right to pay out any redemption requests, whether early or otherwise, over a 120-day period and/or limit redemption requests to 3% of shares per quarter in the Regulation A offering and 25% of the shares per quarter in the Regulation D offering. An early redemption will include the loss of any Bonus Shares, effective as of the date of the early redemption request. The Company issued 58,451 and 34,979 Class A Bonus Shares during 2023 and 2022, respectively. Each Bonus Share had an initial stated price of $10 per share. All Bonus Shares issued during 2023 and 2022 would be forfeited in the event of redemption. Therefore, the Company did not recognize a commitment or contingency for the redemption value of the Bonus Shares.

The following table represents a rollforward of the number of Shares, by class, subject to redemption as of December 31, 2023 and 2022:

	Series A Preferred Shares Subject to Redemption
	Class A	Class B	Class C	Class D	Total
Balance at Inception Feb 22, 2022	-	-	-	-	-
Series A Preferred Shares Issued	660,163	-	-	-	660,163
Series A Bonus Shares Issued	34,979	-	-	-	34,979
Balance at December 31, 2022	695,142	-	-	-	695,142
Series A Preferred Shares Issued	1,283,723	78,800	50,000	-	1,412,523
Series A Bonus Shares Issued	58,451	-	-	-	58,451
Series A Preferred Shares Redeemed	(22,550)	-	-	-	(22,550)
Series A Bonus Shares Redeemed	(978)	-	-	-	(978)
Balance at December 31, 2023	2,013,788	78,800	50,000	-	2,142,588

Legal proceedings

The nature of the Company’s business generates litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Company after consulting with the Company’s legal counsel, no legal proceedings are pending, which, if determined adversely to the Company, would have a material effect on the Company’s shareholders’ equity or results of operations. No legal proceedings are pending other than ordinary routine litigation incidents relating to the business of the Company. In addition, to Management’s knowledge, no government authorities have initiated or contemplated any material legal actions against the Company. A loan with a UPB of $46,950, currently owned in Georgia, is pending foreclosure action. As part of the foreclosure action, the borrower filed a counter-claim disputing the validity of the debt. The Company filed a motion to dismiss this claim and is pending a response from the courts.

12. SUBSEQUENT EVENT

The Company has evaluated subsequent events through April 30, 2024 and determined that there have not been any events that have occurred that would require adjustments to or disclosures in the financial statements.

MANAGEMENT DISCUSSION

Executive Officers, Directors and Key Employees

The Company will be managed by Christopher Seveney, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Christopher Seveney is an experienced real estate professional who has been actively buying and selling mortgage notes since 2016. During this time, he has acquired over 500 notes with UPBs in excessive of $75M in over forty states. Prior to investing in mortgage notes, Chris built a multimillion-dollar portfolio of assets through new construction and rehabilitating existing properties in his own portfolio along with having managed the construction of over $750M in new construction in his twenty-five year professional career.

Lauren Wells is a founding member of the Company and works full-time to assist Mr. Seveney in the management of the Company. Ms. Wells’ title will be Chief Strategy Officer where she will lead the strategic evaluation of market research and implement, lead and support the business strategies. She will also be responsible for setting the corporate marketing and sales goals.

Ms. Wells earned a Bachelor of Arts from UC Santa Barbara. She has worked with Chris Seveney since 2021 in a senior level position working side by side with Chris on fund management and business strategy.

She brings over 10 years of business development, sales and project management experience to the company. Prior to joining the company, she worked as a senior consultant with SAAS startups including Procore and LinkedIn to build and scale their sales organizations. This included developing forecasts, defining target markets, identifying acquisition opportunities and establishing new sources of revenue. Ms. Wells has also been a real estate investor since 2010. During this time, she has helped grow and manage a portfolio of over 100 assets which include both residential real estate and mortgage notes.

Management reserves the right to make additional hires in the interests of the Company and in the sole discretion of Management.

Name	Position	Age	Start Date	Term of Office	Full or Part Time
Christopher Seveney	President, Chief Executive Officer and Chairman of the Board of Directors (Board President)	48	2/2022	3 yrs (2025)	Full
Lauren Wells	Chief Strategy Officer, Member at Large (Board Secretary)	36	2/2024	2yrs (2026)	Full
Jeffrey Laroche	Member at Large	50	2/2024	2 (2026)	Board Only
Alan Belniak	Member at Large	49	6/2024	2 (2026)	Board Only

Lauren Wells, Jeffrey Laroche and Alan Belniak were re-elected as Members of The Board in January 2024 to serve an additional two-year term.

Management Compensation

Management will be compensated as a Fund Expense as provided for on pages 24. The members of the Board receive $0 in compensation as part of their services of being a board member.

Mr. Seveney and Ms. Wells are the sole common stockholders and will also likely receive compensation as the sole common stockholders.

Management Affiliates

Mr. Seveney is also a principal in other companies involved in affiliated businesses. These Affiliates include, but are not limited to: Y&R 2022, LLC, Integrity Mortgage Note Fund I, LLC, Sunnyhill Ventures 2020, LLC, 7E-1 LLC, and Greyt Estates LLC,

Results of Operations

The following Results of Operations are based on the audited financial statements as of December 31, 2023. The “Operating Period” or “2023” is from January 1, 2023 to December 31, 2023. The “Prior Operating Period” or “2022” is from Inception (February 22, 2022) to December 31, 2022.

During 2023, the Company had a Net Operating Loss (“NOL”) of $1,049,822, total revenues of $1,261,732, and other income of $394,026. The NOL was primarily driven by general and administrative (“G&A”) expenses of $2,095,884. Our employee costs, including salaries and benefits, of $1,497,650 represented the largest G&A expense.

During 2022, the Company had a NOL of $882,621, total revenues of $53,716, and other income of $10,300. The NOL was primarily driven by G&A related expenses of $856,263. Our employee costs, including salaries and benefits, of $725,147 represented the largest G&A expense.

The Company did not generate revenue prior to the date of SEC Qualification on July 13, 2022. After the date of SEC Qualification, revenues were further delayed, for a short time, due to capital raising efforts and performing due diligence on residential mortgage loan purchases. The overall increase in the Company’s revenues and operating expenses in 2023 is due to an increase in the number of loans in our portfolio as we continued to raise capital, which allowed us to buy and sell more residential mortgage loans and expand our portfolio by originating business purpose loans.

Portfolio

Our portfolio consists of: Residential Mortgage Loans (“RML”), Business Purpose Loans (“BPL”), and Real Estate Properties.

Residential Mortgage Loans - We purchase both performing and non-performing Residential Mortgage Loans on the secondary market. We purchase a mixture of performing and non-performing loans to maintain diversity of the portfolio, but the Company’s primary focus is on non-performing loans due to the difference between the discounted purchase price and the UPB, accrued interest, and advances being greater, which we believe provides a better opportunity for higher returns.

Business Purpose Loans - The Company added Business Purpose Loans to the portfolio in 2023. BPL are loans made to an individual or entity primarily for commercial, investment, or business purposes. BPL are secured by real estate, are short term in nature, and are provided to a borrower to “bridge” the gap until the borrower secures permanent financing or sells the property. Business Purpose Loans differ from traditional owner-occupied dwelling mortgages as BPL are intended for business, investment, or commercial purposes rather than personal, family, or household use. We consider our BPL to include the following categories: Real Estate Construction, Real Estate Commercial, and Real Estate Residential.

Real Estate Properties - Our Real Estate Properties consists of 3 rental properties located in Rutland, Vermont, as well as real estate properties acquired through or in lieu of loan foreclosure (“REO”).

Residential Mortgage Loans

Our focus with RML is to convert non-performing loans to performing in order to sell the loan at a higher margin due to its performing status. We work with borrowers of non-performing loans to bring the loan current utilizing various methods such as creating payment plans and modifying loan terms. In the event our various methods fail, we may acquire the real estate serving as collateral on the loan through the foreclosure process, and then sell the real estate to recoup some or all of our investment. We prefer to modify the loan terms as opposed to foreclosure proceedings, shown by the fact that the Company purchased approximately 130 loans from July 13, 2022 through December 31, 2023 and only completed foreclosure proceedings on six of those loans during that time frame.

Our business model is to buy and sell RML with time being of essence and, therefore, we account for RML as held for sale according to generally accepted accounting principles (“GAAP”). Our policy for accounting for non-performing loans in non-accrual status can be found in the section titled Revenue Recognition in Note 2 Summary of Significant Accounting Policies in the financial statements. This policy defers income recognition on non-performing loans until the following situations occur:

●	The loan is prepaid.

●	A full recovery of the contractual principal and interest is expected.

●	The loan is sold for more than the amortized cost.

The most common of these situations, thus far for the Company, is the loan being sold for more than the amortized cost, at which time we recognize a gain on the sale of mortgage loans which is included in Other Income in the Statements of Operations.

We evaluate our mortgage loans based on three key characteristics:

●	Property – We assess the condition of the property through exterior inspections, as we do not have access to the interior. Additionally, we evaluate the title to ensure its accuracy. For instance, when acquiring a first-position mortgage loan, we conduct a title report to confirm that the lien is indeed in the first position and that the seller is the legitimate holder of the loan. We also verify the status of taxes and other liens that could take precedence over the mortgage lien.

●	Borrower – Our evaluation includes a review of the mortgage servicing notes, payment history, and a background check on the borrower. Key criteria such as the number of bankruptcy filings and the borrower’s willingness to work with previous lien holders are analyzed to gauge the likelihood of reaching a resolution with the borrower.

●	Predicament – We investigate the circumstances that led to the borrower’s current situation; whether it was due to extenuating circumstances such as a death, divorce, disability, or a temporary loss of income.

These factors are integrated into our in-house financial model to determine potential outcomes and risks associated with the loan, ultimately guiding us in establishing an appropriate acquisition price.

Business Purpose Loans

BPL loans are short term in nature. During 2023, the Company originated 11 loans with maturity dates ranging from 12 to 36 months, with the majority being 12 months. It is the Company’s policy to offer borrowers whose loans are not in default with loan extensions of up to six months, as needed, to allow more time to finish projects in exchange for an extension fee. All our BPL are interest only loans with the UPB due at maturity. The interest rates on the Company’s current portfolio of BPL ranges from 12 to 15% with interest payment terms including the following: 1) a partial amount of the total interest due over the loan term paid at origination, 2) the full amount of the total interest due over the loan term paid at origination, and 3) monthly interest payments due from the borrower on the same day of every month during the loan term. The Company may reduce the initial loan proceeds provided to the borrower by any or all of the following: an origination fee, an underwriting fee, loan interest.

The Company holds BPL until maturity and, therefore, accounts for BPL as held for investment. The Company did not originate any BPL in 2022 and, therefore, did not recognize any income related to BPL in 2022. The Company recognized interest income and lender fees income in 2023 based on the BPL originated during the Operating Period. Interest income is recognized based on the contractual amount of interest due and lender fees represent the accretion of the net amount of direct loan origination costs and origination fees charged. BPL do not incur any other significant expenses after origination. Insignificant expenses related to BPL after origination are included in General and Administrative Expenses in the Statements of Operations in the Financial Statements.

Our team, consisting of one to two asset management professionals (“asset managers”) and the CEO, is responsible for the management and oversight of all loans in our portfolio. The asset managers monitor our loans on an individual basis, from closing through final repayment. While the management of a BPL and RML differ slightly, our systems, including our Microsoft based loan tracking and accounting software system, provides efficiency by allowing us to track, monitor and provide statements and reports for current and past due payments, servicing notes, balloon payments, maturity dates and collateral values of all loans in our portfolio. Due to the efficiency of our systems, the servicing of BPL does not significantly increase the burden of our team.

Disbursement of Construction Draws

The Company disburses construction draws to Borrowers to pay for planned capital improvements to the real estate collateral based on a pre-defined scope of work, construction budget and time schedule. Practices related to disbursement of construction draws include, but are not limited to, the following:

●	Budget. Loan Proceeds are allocated to payment of the costs of the Project as shown in the Budget and Draw Schedule attached to the Loan Agreement. The Budget and Draw Schedule are prepared by the Borrower, and the Borrower represents to us as the Lender that the Budget and Draw Schedule include all costs incident to the Loan and the Project through the Outside Completion Date (collectively, the “Aggregate Cost”) after taking into account the requirements of the Loan Agreement, including “hard” and “soft” costs, fees and expenses as well as an accurate assessment of the time for payment. We, as the Lender, are not required to make (a) any advance for costs not set forth in the Budget, (b) any advance for any line item in the Budget that, when added to all prior advances for that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item, or (ii) the sum shown in the Budget for such line item, (c) any advance from any contingency line item unless Lender consents to such advance in its sole discretion (d) make any advance inconsistent with the Draw Schedule, or (e) make any advance that is inconsistent with the Draw Request procedures set forth herein.

●	Lien Waivers – A lien waiver is a written agreement between a payer (a general contractor for example) and a counterparty (a subcontractor for example) where said counterparty waives their right to file a mechanics lien against the property for all work performed on the property. We require the Borrower to provide us with lien waivers prior to the final construction draw.

●	Property Inspections – The Company may order property inspections by qualified third party inspectors to evaluate the amount and quality of construction work performed at various stages of construction or redevelopment.

Real Estate Properties

Real Estate Purchases - Non-performing Residential Mortgage Loans do not generate consistent cash flow until the loan is converted to performing or sold. Therefore, the Company opportunistically purchased three rental properties to diversify the portfolio and generate consistent monthly cash flow. The rental properties are four-unit apartments located in Rutland, Vermont. The Company’s ownership interest in the rental properties is 100% and no debt was assumed for the purchase. The Company purchased the rental property during the last week of 2022, and therefore, did not provide cash flow in 2022. A property manager handles the day-to-day operations of the rental properties in exchange for a management fee of 10% of rent collected.

Foreclosed Assets or Real Estate Owned (“REO”) – Real Estate Owned is property acquired in full or partial settlement of loan obligations, generally through foreclosure of deed-in-lieu of foreclosure. The Company did not acquire any REOs in 2022 and acquired six REOs via foreclosure as the lender and sold three REOs during 2023. The increase in 2023 from 2022 in Real Estate Property, held-for-sale in the Balance Sheets, Gain on Transfer of Loan to REO in the Statements of Operations, and Gain on Sale of Real Estate in the Statements of Operations is due to activities related to acquiring and disposing of REOs. Further details can be found in Note 2 Real Estate Owned in the financial statements.

Revenues

We currently generate the majority of our revenue from interest on loans and loan origination fees (“Lender Fees”). The majority of our residential mortgage loans were purchased in the 4th quarter of 2022 after the date of SEC qualification on July 13, 2022. As a result, Mortgage Loan Interest revenue recognized in 2022 reflected an average of two months of contractual interest payments. We did not originate any BPL loans in 2022, and therefore did not recognize any revenue from Lender Fees in 2022. During 2023, we continued to raise capital, which allowed us to buy and sell more residential mortgage loans, as well as expand our portfolio by originating business purpose loans.

Total Revenues for the Operating Period and Prior Operating Period consists of the following:

	2023	2022
Mortgage Loan Interest	$270,600	$34,926
Late Fees	1,436	273
Advances	7,226	1,075
Business Purpose Loan Interest	723,096	0
Lender Fees net of loan origination costs	132,826	0
Rental Income	94,969	0
Earnest Money Deposit Forfeiture	0	2,500
Podcast Guests	750	0
Business Credit Card Cash Rewards	30,829	14,942
Total Revenues	$1,261,732	$53,716

Mortgage Loan Interest is included in Mortgage Loans: Interest Income in the Statements of Operations in the financial statements and is comprised of interest earned from the following situations:

●	Prepayments of non-performing loans

●	Prepayments of performing loans

●	Contractual interest payments due on performing loans

The following table summarizes the revenue included in Mortgage Loan Interest due to prepayments of non-performing and performing loans:

	2023
	Non-performing	Performing	Total
Mortgage Loan Interest	$82,543	$49,616	$132,159
Number of loans	4	5	9

	2022
	Non-performing	Performing	Total
Mortgage Loan Interest	$-	$9,024	$9,024
Number of loans	0	2	2

During 2023, Mortgage Loan Interest included revenue of $138,441 for contractual interest payments on 81 performing loans. During 2022, Mortgage Loan Interest included revenue of $25,902 for contractual interest payments due on 71 performing loans. The increase in 2023 was due to receiving contractual interest payments on performing loans for twelve months in 2023 versus an average of two months in 2022.

Our Business Purpose Loan Interest of $723,096 and Lender Fees of $132.826 in 2023 were from 11 loans that we originated at various times throughout the year. We did not originate any BPL in 2022 and therefore did not have any Business Purpose Loan Interest or Lender Fee revenue in 2022.

Late Fees are recognized as revenue when they are contractually due to us for performing loans. The increase in 2023 was due to the increase in the number of loans in our portfolio.

Advances are payments made by the Lender which are an obligation of the borrower. An example of Advances are payments made for property taxes, homeowners’ insurance or past due utility bills or municipal liens and fines. When the Company purchases a loan, there are sometimes Advances owed on the loan, in addition to the loan balance and unpaid interest of the loan. When we purchase a loan with Advances, this means the prior lender made an advance on the borrower’s behalf and the prior lender did not receive payment from the borrower for said Advances. If we purchase a loan with Advances, we are entitled to receive all future payments from the borrower for the unpaid balance of Advances. Payments we receive for the unpaid balance of Advances are recognized as revenue upon receipt.

When we make Advances on the borrower’s behalf, the amount is recorded as a receivable and is shown in Other Receivables, net on the Balance Sheets in the financial statements. When we receive a payment from the borrower for Advances paid by us (not the prior lender), the payment is recorded as a reduction to the receivable.

The Company’s increase in rental income in 2023 is due to the Company’s 3 rental properties, purchased on December 23, 2022, generating revenue from tenant leases. The Company hired a contractor to renovate some of the units of the rental properties during periods of unoccupancy. The cash expenditure for the renovations during 2023 was $137,549. All renovation expenses were capitalized and included in Real Estate Property, held-for-investment in the Balance Sheets in the Financial Statements as of December 31, 2023.

Other Revenue

The Company utilized its business credit card in 2022 and 2023 for marketing, advertising, and other general and administrative expenses. The business credit card provides limited liquidity and cash back rewards on purchases. The increase in Other Revenue is due to the cash back rewards on purchases occurring over the course of 12 months in 2023 versus a shorter period of time in 2022 despite the Company greatly reducing its expenditures related to marketing the Offering through third party marketing and online advertising.

Other Income

We report gains on the transfer and sale of our loans and real estate in Other Income in the Statements of Operations in the financial statements.

Other Income for the Operating Period and the Prior Operating Period consists of the following:

	2023	2022
Gain on Sale of Real Estate Property	$13,562	$10,300
Gain on Sale of Mortgage Loans	249,748	0
Gain on Transfer of Loan to REO	130,716	0
Total Other Income	$394,026	$10,300

The Gain on Sale of Real Estate Property for the Prior Operating Period of $10,300 was from the sale of a single-family residential home in Johnstown, PA. The Purchase Price of the home was $7,200 and the sales price was $17,500. The Company held the property for three months prior to sale.

The Gain on Sale of Real Estate Property for the Operating Period of $13,562 was from the sale of three foreclosure properties. Further details can be found in Note 2 Real Estate Owned in the financial statements.

The majority of the RML the Company purchased in 2022 were purchased during the 4th quarter. We did not sell any RML in 2022 due to the short period of ownership and, as a result, did not recognize a Gain on Sale of Mortgage Loans in 2022. The increase in 2023 in the Gain on Sale of Mortgage Loans in the Statements of Operations in the Financial Statements was primarily due to the company liquidating loans as per the business plan, which includes selling non-performing loans off to the secondary market upon the borrowers commencing with making payments.

The Gain on Sale of Mortgage Loans during 2023 was from the sale of 47 residential mortgage loans. The average length of time the loans were held prior to sale was 8 months. The average gain on sale per loan was $5,300.

The Gain on Transfer of Loan to REO is recorded at the time the Company acquires real estate property in full or partial settlement of a loan obligation generally through foreclosure. The Company recognize a Gain on Transfer of Loan to REO in the Prior Operating Period. The Company recognized a gain or loss on the Transfer of Loan to REO on six loans during the Operating Period. The average Gain on Transfer of Loan to REO was $21,786. Further details can be found in Note 2 Real Estate Owned in the financial statements.

Operating Expenses

Residential Mortgage Loans Expenses

The Company incurred expenses directly related to its RML of $176,911 and $25,956 in 2023 and 2022, respectively, and is included in Operating Expenses: Mortgage Loan Expenses in the Statements of Operations in the Financial Statements. The following table is a breakdown of our RML Expenses in 2023 and 2022:

	2023	2022
Due Diligence	$8,345	$3,363
Legal	53,292	5,575
Loan Servicing Fees	65,922	10,631
Property Inspections	4,959	2,738
Title Reports	7,249	2,999
Miscellaneous	37,144	650
Total RML Expenses	$176,911	$25,956

The Company performs due diligence on the loans prior to purchase. Due diligence expenses may include costs for title search and review, property inspections, attorney reviews and engaging third parties to review any available information about the loans, the creditworthiness of the borrower, and evaluating the value and condition of the underlying collateral on the loan.

Legal expenses directly related to our RML generally relate to legal action pertaining to our non-performing loans. The increase in legal expense in 2023 was from the increase in the number of non-performing loans in our portfolio.

We utilize a loan servicing company for our RML and pay a monthly servicing fee along with other miscellaneous servicing expenses to the loan servicing company. The increase in Loan Servicing Fees in 2023 was due to the increase in the number of RML in our portfolio.

Real Estate Property Expenses

The Company incurred expenses directly related to its Real Estate Properties of $168,263 and $10,055 in 2023 and 2022, respectively, and is included in Operating Expenses: Real Estate Property Expenses in the Statements of Operations in the Financial Statements. The following table is a breakdown of our Real Estate Property expenses in 2023 and 2022:

	2023	2022
Property Tax	$14,429	$1,227
Disposition/Selling Expenses	5,750	5,928
Real Estate Insurance	7,502	-
Rental Property Management Fees	11,852	-
Rental Property Utilities and Maintenance	66,720	-
Amortization – In-place Intangible Lease	37,500	-
Depreciation – Rental Property	12,155	-
Miscellaneous	12,355	2,900
Total Real Estate Property Expenses	$168,263	$10,055

The Company is responsible for all carrying costs related to our Real Estate Properties for the duration of ownership. The increase in Real Estate Property Expenses in 2023 was primarily due to the carrying costs related to our ownership of three rental properties that we purchased in December of 2022. The Disposition/Selling Expenses in 2023 were due to the sale of three REOs, and the Disposition/Selling Expenses in 2022 were due to the sale of one real estate property we purchased.

General and Administrative (“G&A”) Expenses

The overall increase in G&A Expenses in 2023 is primarily due to the expenditures occurring over a 12-month period versus a shorter time period in 2022 (June – December) and company growth. We regularly review our general and administrative expenses by assessing actual versus budgeted costs each month. Employee salaries and benefits represent our most significant G&A cost. Additionally, Management routinely assesses staffing needs and operational systems, including software. To minimize staffing requirements, we have invested in software that automates key processes of loan management with finance and accounting, which increased operating expenses for the Operating Period by $120,000. Our addition of personnel in 2023 increased payroll costs by $772,500.

Accounting and tax expenses increased by $56,909 in 2023, mainly driven by the cost of our financial audit and the increased number of required state tax returns. G&A expenses increased by $16,058 in 2023 related to the premiums for our Officer life insurance policies. We incur bank fees when paying monthly dividends to investors. Bank fees increased by $8,917 in 2023 due to the increasing number of investors. We expect bank fees to continue to increase in the future as we acquire more investors and therefore increase the number of bank transactions.

Mortgage lenders, brokers, servicers, and loan originators in most states are required to purchase a surety bond before the lender can be legally licensed. We incurred expenses related to our licensing requirements as a lender of $13,267 and $2,314 in 2023 and 2022, respectively. The increase in 2023 was due to the number of states we applied for a license in.

Income Taxes

The Company did not recognize any expense for income taxes due to a NOL for the operating period. Our policy related to income taxes can be found in Note 2 Summary of Significant Accounting Policies in the financial statements. The NOL for the 2023 and 2022 operating period generated a tax deferred asset of $501,552. We recognized a full valuation allowance for the tax deferred asset based on the lack of historical income due to being a start-up company, and the uncertainty of being able to offset the carry-forward loss against future income. Further details can be found in Note 3 Income Taxes in the financial statements.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, impairment of interest receivables and in-place lease assets, valuation of investments, contingent consideration, income taxes and contingencies and litigation, among others. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions. The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties. For a discussion of our significant accounting policies, refer to Note 2 Summary of Significant Accounting Policies in the notes to the financial statements.

Revenue Recognition

We recognize interest income on our mortgage loans based upon whether the loan is in accrual or non-accrual status. The status of our loans is determined by Management and requires a significant amount of judgment related to the future collectability of the contractual principal and interest. Further details on our revenue recognition policy and accrual versus non-accrual status can be found within the section titled Revenue Recognition in Note 2 Summary of Significant Accounting Policies in the financial statements.

Impairment of Real Estate Property

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets. No impairment charges were recorded in 2023 or 2022.

Allowance for Residential Mortgage Loans

Loans considered held-for-sale are evaluated for impairment by Management at each reporting date. A valuation allowance is recorded to the extent that the fair value of the loan is less than the amortized cost basis. No valuation allowance for loans held-for-sale was recorded as of December 31, 2023 and December 31, 2022.

Allowance for Current Expected Credit Losses (“CECL”)

The Company adopted CECL on January 1, 2023. The allowance for credit losses is established through a provision for loan losses charged to expense, which directly affects our earnings. Loans are charged against the allowance when the Company believes that the collectability of all or some of the principal is unlikely. Subsequent recoveries are added to the allowance. The Credit Loss Expense is the charge to operating earnings necessary to maintain an adequate allowance for credit losses. We have developed policies and procedures for evaluating the overall quality of our loan portfolio and the timely identification of problem loans. The Company continuously reviews these policies and procedures and makes further improvements as needed. However, the Company’s methodology may not accurately estimate inherent loss or external factors and changing economic conditions may impact the loan portfolio and the level of reserves in ways currently unforeseen. Refer to Note 2 Summary of Significant Accounting Policies in the notes to the financial statements within the section titled Allowance for Current Expected Credit Losses for further details regarding our policy for the allowance for credit losses.

Liquidity and Capital Resources

The Company is seeking to raise up to $75,000,000 of capital in its Offering by Selling Class A Preferred Shares to Investors. In addition, the Company is seeking to raise up to $75,000,000 of capital in its Offering by selling Class B, C, and D Preferred Shares to Investors through a Regulation D 506c offering filed on February 2, 2023. The Company expects to deploy the majority of the capital to acquire and manage real estate backed loans, as well as other real estate related assets, to include single family homes and smaller, multi-family residential properties. Our Preferred Shares are not currently listed on a national securities exchange or included for quotation on a national securities market, and there is currently no intention to list our Preferred Shares.

As of December 31, 2023 and 2022, the Company’s operations were being funded by Ownership and Investor proceeds from the issuance of its Series A Preferred Shares. The total net amount funded by Ownership was $222,000 and is included in Additional Paid-in Capital on the Balance Sheet.

We require capital to fund our investment activities and operating expenses. Our sources of capital may include net proceeds from our future Offerings, cash flow from operations, net proceeds from asset repayments and sales and borrowings under credit facilities.

We anticipate that cash on hand, along with future operational cash flows and proceeds from potential future offerings, will provide sufficient liquidity to meet our future funding commitments and operational costs.

Should the Company decide to invest in residential real estate properties, it may consider financing options that allow leveraging the purchase on favorable terms while still generating a return. As of December 31, 2023 and 2022, the Company did not seek or secure any leverage.

If we are unable to raise additional funds, we may face long-term liquidity and capital resource challenges. This would result in fewer investments, leading to less diversification in the type, number, and size of our investments. Additionally, we could experience greater fluctuations based on the performance of the specific assets we acquire. Moreover, our inability to secure substantial funds would increase our fixed operating expenses as a percentage of gross income and limit our ability to make distributions. We expect to continue paying dividends on Preferred Shares and Bonus Shares on a monthly basis in the near term.

Off Balance Sheet Arrangements

In the normal course of operations, the Company engages in financial transactions that, in accordance with generally accepted accounting principles, are not recorded in the financial statements. Specifically, the Company disburses loan proceeds for its real estate construction loans based on predetermined milestones related to the progress of the construction project. Requests for funding are submitted to the Company by the borrower on the A1A G702 Application and Certificate for Payment form (“Draw Schedule”). The Company periodically hires an inspector to go to the construction site to review the progress on the project and verify the percentage of completion of each component of the Draw Schedule. The Company’s unfunded loan balance related to one construction loan is $2,774,988 as of December 31, 2023. The scheduled completion date of that construction project is August of 2024 and, therefore, the Company’s obligation for the unfunded loan amount is not immediate and will be based on the project’s various stages of completion between December 31, 2023 and August of 2024. The Company’s obligation will be funded by capital raised in the Offering; funds received from other Business Purpose loans coming to maturity; and payments received from contractual obligations due to the Company from its residential mortgage loans.

Plan of Operations

In order to operate our Company for 12 months, we estimate that approximately $3.4 million in funds will be required. The Company had approximately $3 million in cash as of April 30, 2024. If we fail to generate revenues from our portfolio, we will be required to fund operations with existing proceeds from the issuance of Series A Shares and/or we will be forced to liquidate part of our portfolio to be able to fully carry out our plan of operations

The Company, upon successfully raising sufficient capital, intends to operate in the manner described in the “Our Business” section starting on page 31.

The Company expects the proceeds of the Offering will satisfy its cash requirements. If the Company raises less than $75,000,000, we will simply buy fewer loans.

Ownership Interest of Management

The ownership interests in the Company are referred to as “Interests.” the Company will have two kinds of Interests: Preferred Stock that is referred to as “Class A Interests” and common stock, which will be owned in its entirety by Mr. Seveney.

As the owner of the common stock, Mr. Seveney and Ms. Wells will have the right to receive any proceeds after Class A Investors receive their preferred return. The amount of the profits they will receive from owning the common stock depends on a number of factors, including:

●	How much capital is raised in the Offering;

●	The investment returns the Company is able to achieve;

●	When those returns are achieved (the Company might not achieve the same return every year);

●	When the Company distributes money to Investors; and

●	The amount of expenses the Company incurs.

Given these variables, it is impossible to predict with any accuracy how much money Mr. Seveney and Ms. Wells will make from owning the common stock.

Report to Investors

No less than one per year, the Company will provide Investors with a detailed statement showing:

●	The fees paid to Management;

●	Any other fees paid to Management or its affiliates; and

●	Any transactions between the Company and Management or its affiliates.

In each case, the detailed statement will describe the services performed and the amount of compensation paid.

Method of Accounting

The compensation described in this section was calculated using the accrual method of accounting.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Chris Seveney is the President and CEO and will be responsible for the day-to-day operations of the Company. Mr. Seveney is the majority owner of the common stock.

Mr. Seveney is also a principal in other companies involved in affiliated businesses including 7E-1 LLC, Sunnyhill Ventures 2020, LLC, Greyt Estates LLC,. The company may purchase assets from these companies.

Security Ownership of Management and Certain Securityholders

The following table sets out, as of April 28, 2024, the voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s voting securities or having the right to acquire those securities. The table assumes that all options and warrants have vested. The company’s voting securities include all shares of Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Amount and Nature of Beneficial Ownership Acquirable	Percent
Christopher Seveney 5242 Port Royal Rd #1785, North Springfield, VA 22151	Common Stock	750,000		0	75%
Lauren Wells 632 Calle Rinconada Santa Barbara, CA 93105	Common Stock	250,000	[6]	0	25%

[6]	Amount is restricted and subject to certain vesting requirements.

ITEM 3: INDEX TO EXHIBITS

Exhibit
Broker-Dealer Agreement, MIT, dated March 9, 2023	1.1
Certificate of Incorporation, CWS, Investments Inc., dated February 22, 2022	2.1
Bylaws, with amendments, of CWS Investments, Inc., dated March 31, 2022	2.2
Form of Subscription Agreement	4.1
Loan Servicing Agreement, BIFI Loan Servicing, LLC, dated March 27, 2022	6.1
Software and Services License Agreement, STC, dated March 17, 2023	6.2
Power of Attorney (included on signature page)	10.1
Consent of Independent Auditors, Grant Thornton LLP	11.1
Opinion of Council, Baradel. Kosmerl & Nolan, PA as to the legality of the securities being qualified, dated March 31, 2022	12.1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, State of Virginia, on August 19, 2024.

CWS Investments, Inc.

By:	//Christopher Seveney//
Christopher Seveney, President, CEO and CFO

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Seveney as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of CWS Investments, Inc.) to sign any or all amendments (including post-effective amendments) to this offering statement and any and all supplements thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

//Christopher Seveney//	President, CEO, CFO and	August 19, 2024
Christopher Seveney	Chairman of the Board of Directors

//Lauren Wells//	Co-Founder, Chief Strategy Officer, Board Secretary	August 19, 2024
Lauren Wells

Jeffrey Laroche	Member at Large	August 19, 2024
Jeffrey Laroche

Alan Belniak	Member at Large	August 19, 2024
Alan Belniak